   As filed with the Securities and Exchange Commission on October 14, 1998
                                                      Registration No. 333-49295
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------

                           PRENTISS PROPERTIES TRUST
            (Exact name of registrant as specified in its charter)

                 MARYLAND                                 75-2261588
      (State or other jurisdiction of        (I.R.S. Employer Identification No)
      incorporation or organization)

   3890 W. NORTHWEST HIGHWAY, SUITE 400               J. KEVAN DILBECK
           DALLAS, TEXAS 75220                    PRENTISS PROPERTIES TRUST
             (214) 654-0886                 3890 W. NORTHWEST HIGHWAY, SUITE 400
    (Address, including zip code, and                DALLAS, TEXAS 75220
telephone number, including area code, of              (214) 654-0886
registrant's principal executive offices)   (Name, address, including zip code,
                                              and telephone number, including
                                              area code, of agent for service)

                                   COPY TO:
                           Michael E. Dillard, P.C.
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                        1700 PACIFIC AVENUE, SUITE 4100
                              DALLAS, TEXAS 75201
                                (214) 969-2800

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement in light of market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [_]

                               Explanatory Note


     This Registration Statement contains two forms of Prospectus: the first relates to resales from time to time by certain selling shareholders and the second relates to (i) the primary issuance of shares to Union Bank of Switzerland, London Branch ("UBS-LB") and (ii) subsequent primary issuances from time to time to UBS-LB. In addition, this Registration Statement contains a form of Prospectus Supplement to be used in connection with subsequent primary issuances from time to time to UBS-LB.

********************************************************************************
*  THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THE *
*  SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION   *
*  STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.   *
*  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT         *
*  SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR *
*  SALE IS NOT PERMITTED.                                                      *
********************************************************************************


                 SUBJECT TO COMPLETION, DATED OCTOBER 14, 1998
PROSPECTUS

                           PRENTISS PROPERTIES TRUST
                     3890 W. Northwest Highway, Suite 400
                              DALLAS, TEXAS 75220
                                (214) 654-0886

                               4,425,938 Shares
                     Common Shares of Beneficial Interest

     We are a self-administered and self-managed Maryland real estate investment trust that acquires, owns, manages, leases, develops and builds office and industrial properties throughout the United States.

     This Prospectus relates to the public offer and sale of up to 4,425,938 common shares of beneficial interest (the "Common Shares") by the selling shareholders named herein or their transferees, pledgees, donees or successors. To ensure compliance with certain requirements related to the Company's qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended, the Company's Amended and Restated Declaration of Trust generally limits the number of Common Shares that any single person or affiliated group may own and restricts the transferability of the Common Shares.

     The Common Shares trade on the New York Stock Exchange under the symbol "PP." On October 12, 1998, the last reported sale price of our common stock on the New York Stock Exchange was $20.1875 per share.

--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

             The date of this Prospectus is ______________, 1998.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Forward-Looking Statements..................................................   1
About this Prospectus.......................................................   1
The Company.................................................................   1
Description of Shares of Beneficial Interest................................   2
Restrictions on Ownership and Transfer......................................   4
Federal Income Tax Considerations...........................................   6
Selling Shareholders........................................................  19
Plan of Distribution........................................................  22
Legal Opinions..............................................................  23
Experts.....................................................................  23
Where You Can Find More Information.........................................  23

                          FORWARD-LOOKING STATEMENTS

     This Prospectus, any Prospectus Supplement and the documents incorporated by reference herein may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, statements containing the words "believes," "anticipates," "expects" and words of similar import. Such forward-looking statements relate to future events, the future financial performance of the Company or the Operating Partnership (as defined herein), and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, Operating Partnership or industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should specifically consider the various factors identified in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein, which could cause actual results to differ, including particularly those discussed in the section entitled "Risk Factors" in the Company's Exchange Act filings. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any statements to reflect future events or developments.

                             ABOUT THIS PROSPECTUS

     This Prospectus is part of a post-effective amendment to a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf registration" process. Under this shelf process, the Selling Shareholders may, from time to time, sell the securities described in this Prospectus. You should read both this Prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     Unless the context otherwise requires, all references in this Prospectus to "we," "us," "our," or the "Company" means Prentiss Properties Trust and its subsidiaries on a combined basis, including (1) Prentiss Properties I, Inc. (the "General Partner"), (2) Prentiss Properties Acquisition Partners, L.P. (the "Operating Partnership") and its subsidiaries, (3) Prentiss Properties Limited, Inc. ("PPL") (the "Manager"), and (4) entities through which the Operating Partnership owns interests in certain of our properties.


                                  THE COMPANY

     The Company is a self-administered and self-managed Maryland real estate investment trust ("REIT") that acquires, owns, manages, leases, develops and builds office and industrial properties throughout the United States. We operate principally through the Operating Partnership and its subsidiaries and the Manager.

     As of June 30, 1998, we owned interests in a diversified portfolio of 240 primarily suburban Class A office and suburban industrial properties containing approximately 22.2 million net rentable square feet. The properties are located in 20 major U.S. markets and consist of 115 office buildings (the "Office Properties") containing approximately 13.0 million net rentable square feet and 125 industrial buildings (the "Industrial Properties" and together with the Office Properties, the "Properties") containing approximately 9.2 million net rentable square feet. The Properties include 11 office and two industrial development projects, including one expansion of an existing Property, totaling approximately 1.8 million square feet. Exclusive of the development projects, as of June 30, 1998, the Office Properties were approximately 95% leased to approximately 1,142 tenants, and the Industrial Properties were approximately 96% leased to approximately 348 tenants. In addition to the 240 Properties owned, we manage approximately 29.2 million net rentable square feet in 256 office and industrial properties, in 19 U.S. markets, that are owned by third parties.

     We are a full service real estate company with regional management offices in Los Angeles, Dallas, Chicago, Washington, D.C., Atlanta and Philadelphia. We have approximately 700 employees and we benefit from our in-house expertise in areas such as acquisitions, development, facilities management, property management and leasing.

                 DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

GENERAL

     The following summary of the material terms of the Common Shares is subject to the detailed provisions of the Company's Declaration of Trust, as amended, the Amended and Restated Bylaws as currently in effect (the "Bylaws"), the Company's Articles Supplementary relating to its Series A Cumulative Convertible Preferred Shares (the "Series A Preferred Shares") of Beneficial Interest, $.01 par value per share (the "Series A Articles Supplementary"), its Junior Participating Cumulative Preferred Shares (the "Series B Junior Preferred Shares") of Beneficial Interest, Series B, $.01 par value per share (the "Series B Junior Articles Supplementary") and its 8.30% Series B Cumulative Redeemable Perpetual Preferred Shares (the "Series B Preferred Shares") of Beneficial Interest, $.01 par value per share (the "Series B Articles Supplementary" and together with the Series A Articles Supplementary and the Series B Junior Articles Supplementary, the "Articles Supplementary"). These statements do not purport to be complete, or to give full effect to the provisions of statutory or common law and should be read in conjunction with the terms of the Declaration of Trust, Bylaws and Articles Supplementary.

     The Declaration of Trust of the Company allows us to issue 100,000,000 Common Shares and 20,000,000 Preferred Shares of beneficial interest, $0.01 par value per share ("Preferred Shares"). The Preferred Shares may be issued from time to time in one or more series, without shareholder approval, with such designations, preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption thereof as shall be established by the Board of Trustees. Thus, without shareholder approval, we could authorize the issuance of Preferred Shares with voting, conversion and other rights that could dilute the voting power and other rights of the holders of Common Shares. As of June 30, 1998, there were 39,905,363 Common Shares, 3,773,585 Series A Preferred Shares, no Series B Junior Preferred Shares and no Series B Preferred Shares issued by the Company and outstanding. As permitted by the Maryland REIT Law (as defined below), the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by our shareholders, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue.

     As a Maryland REIT, the Company is subject to various provisions of Title 8, as amended from time to time, of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law") and the Maryland General Corporation Law, as amended from time to time (the "MGCL"). Both the Maryland REIT Law and the Company's Declaration of Trust provide that shareholders of the Company will not be personally liable for any obligation of the Company solely as a result of their status as a shareholder of the Company. The Company's Bylaws further provide that the Company shall indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his being or having been a shareholder or former shareholder and that the Company shall pay or reimburse each shareholder or former shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. In addition, it is the Company's policy to include a clause in its contracts which provides that shareholders will not be personally liable for obligations entered into on behalf of the Company. However, with respect to tort claims, contractual claims where shareholder liability is not removed, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company.
Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.


COMMON SHARES

     All Common Shares offered hereby are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of beneficial interest and to the provisions of our Declaration of Trust regarding Shares-in-Trust (as defined below), holders of Common Shares are entitled to receive dividends if, as and when authorized and declared by our Board of Trustees out of assets legally available for the purpose of paying dividends. Holders of Common Shares are also entitled, subject to the preferential rights of any other shares or series of shares of beneficial interest, to share ratably in the assets of the Company legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all our known debts and liabilities. The Company intends to pay quarterly dividends to holders of its Common Shares.

     The holders of Common Shares are entitled to one vote per share on all matters voted on by shareholders, including elections of trustees. Except as otherwise required by law or provided in any Articles Supplementary approved by Resolution of the Board of Trustees and filed with and accepted for record by the State Department of Assessments and Taxation of Maryland setting the preferences, rights and other terms of any series of Preferred Shares, the holders of such Common Shares exclusively possess all voting power. The Declaration of Trust does not provide for cumulative voting in the election of trustees, which means the holders of a majority of the outstanding Common Shares can elect all of the trustees then standing for election. Subject to any preferential rights of any outstanding series of Preferred Shares, the holders of Common Shares are entitled to such distributions as may be declared from time to time by the Board of Trustees from funds available for such purposes.

     Pursuant to the Maryland REIT Law, a REIT generally cannot amend its declaration of trust or merge, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT's declaration of trust. The Company's Declaration of Trust provides for approval by a majority of all the votes entitled to be cast on the matter in all situations permitting or requiring action by the shareholders except with respect to: (1) the removal of trustees (which requires the affirmative vote of the holders of two-thirds of the outstanding voting shares of the Company); (2) the amendment of the Declaration of Trust by shareholders (which requires the affirmative vote of a majority of votes entitled to be cast on the matter, except under certain circumstances specified in the Declaration of Trust which require the affirmative vote of two-thirds of all the votes entitled to be cast on the matter); and (3) the termination of the Company (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter). A declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Company's Declaration of Trust permits such action by the Board of Trustees.

     The Transfer Agent and Registrar for the Common Shares is First Chicago Trust Company of New York. The Common Shares trade on the NYSE under the symbol "PP."

PREFERRED SHARE PURCHASE RIGHTS

     On February 17, 1998, pursuant to the Company's Rights Plan, dated February 6, 1998, between the Company and First Chicago Trust Company of New York, as rights agent, we distributed as a dividend one Right ("Right") for each outstanding Common Share. Each Right entitles the holder to buy one one-thousandth of a share (a "Preferred Share Unit") of the Series B Junior Preferred Shares at an exercise price of $85, subject to adjustment. Each Preferred Share Unit of a Series B Junior Preferred Share is structured to be the equivalent of one Common Share.

     The Rights will become exercisable only if a person or group acquires, obtains the right to acquire or announces a tender offer to acquire 10% (or, in the case of Security Capital Preferred Growth, Incorporated ("SCPG") and its affiliates, 11%) or more of the outstanding Common Shares. When exercisable, each Right entitles the holder, upon payment of the exercise price, to acquire Series B Junior Preferred Shares or, at the option of the Company, Common Shares (or in certain circumstances, cash, property or other securities), having a value equal to twice the Right's exercise price. If we are acquired in a merger or other business combination or if 50% or more of our assets or earning power is transferred, each Right will entitle the holder, other than the acquiring person, to purchase securities of the surviving company having a market value equal to twice the exercise price of the Right.

     Until a person or group acquires or announces a tender offer to acquire 10% or more of the Common Shares, the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, and the surrender or transfer of any certificate for Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. The Rights will expire on February 17, 2008, and may be redeemed by the Company at a price of $0.001 per right at any time prior to the tenth day after an announcement that a 10% position has been acquired.

     The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that acquires more than 10% (or in the case of SCPG and its affiliates, 11%) of the outstanding Common Shares of the Company if certain events thereafter occur without the Rights having been redeemed. However, because the Rights are redeemable by the Board of Trustees in certain circumstances, the Rights should not interfere with any merger or other business combination approved by the Board.

PREFERRED SHARES

     The Company's Declaration of Trust provides that the Company may issue up to 20,000,000 Preferred Shares, from time to time, in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board is required by the Maryland REIT Law and the Company's Declaration of Trust to set forth for each such series, subject to the provisions of the Company's Declaration of Trust regarding Shares-in-Trust, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. The Board of Trustees could authorize the issuance of Preferred Shares with terms and conditions that could have the effect of delaying, deferring or preventing a takeover or other transaction which holders of some, or a majority, of the Common Shares might believe to be in their best interests or in which holders of some, or a majority, of the Common Shares might receive a premium for their Common Shares over the then-market-price of such common shares. As of June 30, 1998, the Board of Trustees had designated 3,773,585 Series A Preferred Shares, all of which were outstanding, 1,900,000 Series B Preferred Shares, none of which were outstanding, and 1,000,000 Series B Junior Preferred Shares, none of which were outstanding.

                    RESTRICTIONS ON OWNERSHIP AND TRANSFER

     In order to qualify as a REIT under the Code, we must meet certain requirements concerning the ownership of our outstanding shares of beneficial interest. Specifically, no more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than its 1996 taxable year), and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than its 1996 taxable year). See "Federal Income Tax Considerations--Requirements for Qualification."

     Because the Board of Trustees believes it is essential for the Company to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 8.5% of the number of outstanding Common Shares (other than Michael V. Prentiss, who currently may own up to 15% of the number of outstanding Common Shares and SCPG, which may own up to 11% of the number of outstanding Common Shares) or more than 9.8% of the number of outstanding Preferred Shares of any series (other than SCPG, which may own all of the Series A Preferred Shares) (the "Ownership Limitation"). The Board of Trustees may, but is not required to, decrease the ownership limit applicable to Mr. Prentiss' ownership of Common Shares to 9.8% (but not less than 9.8%) of the outstanding Common Shares upon (i) an increase in the number of outstanding Common Shares or (ii) a reduction of the number of Common Shares owned, directly or indirectly, by Mr. Prentiss. Upon any such adjustment, the Ownership Limitation applicable to other shareholders with respect to the Common Shares will be increased proportionately to a maximum of 9.8% of the number of outstanding Common Shares. Any transfer of Common or Preferred Shares that causes any of the following conditions to exist will be null and void, and the intended transferee will acquire no rights in such Common or Preferred Shares:

     1. any person owning, directly or indirectly, Common or Preferred Shares in excess of the Ownership Limitation,

     2. the Company's outstanding shares being owned by fewer than 100 persons (determined without reference to any rules of attribution),

     3. the Company being "closely held" within the meaning of Section 856(h) of the Code, or

     4. the Company owns, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code.

     Subject to certain exceptions described below, if any purported transfer of Common or Preferred Shares results in any of the four above conditions, the Common or Preferred Shares in excess of the applicable limitation will be designated as "Shares-in-Trust" and transferred automatically to a trust (the "Share Trust") effective on the day before the purported transfer of such Common or Preferred Shares. The record holder of the Common or Preferred Shares that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of Common or Preferred Shares to us for registration in the name of the Share Trust. The Share Trustee will be designated by us, but will not be affiliated with us. We will name one or more charitable organizations as the beneficiary of the Share Trust (the "Beneficiary").

     Shares-in-Trust will remain issued and outstanding Common or Preferred Shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The Share Trust will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends and distributions in trust for the benefit of the Beneficiary. The Share Trustee will vote all Shares-in-Trust. The Share Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Share Trust and resulting in the redesignation of such Common or Preferred Shares as Shares-in-Trust.

     The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Share Trust the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and
(ii) the record date for which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Share Trustee the lesser of (i) the price per share such Prohibited Owner paid for the Common or Preferred Shares that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) and (ii) the price per share received by the Share Trustee from the sale of such Shares-in-Trust. Any amounts received by the Share Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

     The Shares-in-Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. We will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust and (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

     "Market Price" on any date means the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Common or Preferred Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on The Nasdaq National Market or, if such system is no longer in use, the principal automated quotations system that may then be in use or, if the Common or Preferred Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common or Preferred Shares selected by the Board of Trustees. "Trading Day" shall mean a day on which the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading is open for the transaction of business or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     Any person who acquires or attempts to acquire Common or Preferred Shares in violation of the foregoing restrictions, or any person who owned Common or Preferred Shares that were transferred to a Share Trust, is required to immediately give written notice to us and to provide us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

     The Declaration of Trust requires all persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding Common and Preferred Shares, within 30 days after January 1 of each year, to provide us a written statement or affidavit stating the name and address of such direct or indirect owner, the number of Common and Preferred Shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide us such additional information as we may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation.

     The Ownership Limitation generally will not apply to the acquisition of Common or Preferred Shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Trustees, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Trustees may direct, may exempt a person from the Ownership Limitation under certain circumstances. However, the Board may not grant an exemption from the Ownership Limitation to any proposed transferee whose ownership, direct or indirect, of shares of beneficial interest of the Company in excess of the Ownership Limitation would result in the termination of our status as a REIT. The foregoing restrictions will continue to apply until the Board of Trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and there is an affirmative vote of a majority of the votes entitled to be cast on such matter at a regular or special meeting of the shareholders of the Company.

     The Ownership Limitation could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for the Common Shares or otherwise be in the best interest of the shareholders of the Company. All certificates representing Common Shares or Preferred Shares will bear a legend referring to the restrictions described above.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material federal income tax considerations that may be relevant to a prospective holder of the Offered Securities. This discussion does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations (except to the extent described below), financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States (except to the extent described below) subject to special treatment under the federal income tax laws.

     This discussion is based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Internal Revenue Service (the "Service"), and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

     EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE OFFERED SECURITIES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

     The Company elected to be taxed as a REIT within the meaning of and under sections 856 through 860 of the Code, effective for its short taxable year beginning on the day prior to the closing of its initial public offering on October 22, 1996 (the "IPO") and ending on December 31, 1996. The Company believes that, commencing with such taxable year, it has been organized and has operated in such a manner so as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that the Company has or will remain so qualified.

     The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

     Qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and share ownership, the various qualification tests imposed under the Code discussed below. No assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "-- Failure to Qualify."

     As a REIT, the Company generally is not subject to federal corporate income tax on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances:

     (1) the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

     (2) under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any.

     (3) if the Company has (1) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.

     (4) if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax.

     (5) if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on (1) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test multiplied by (2) a fraction intended to reflect the Company's profitability.

     (6) if the Company should fail to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for such year,
          (2) 95% of its REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that the Company elects to retain and pay income tax on the net long-term capital gain that it receives in a taxable year, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

     (7) if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in-gain" assume that the Company will make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition. See "-- Possible Legislative or Other Actions Affecting Tax Consequences."

REQUIREMENTS FOR QUALIFICATION

     The Code defines a REIT as a corporation, trust, or association (1) that is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");
(7) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (8) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (9) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. Beginning with its 1998 taxable year, if the Company complies with the requirements for ascertaining the ownership of its outstanding shares of beneficial interest and does not know or have reason to know that it has violated the 5/50 Rule, it will be deemed to satisfy the 5/50 Rule for the taxable year. The Company has issued sufficient Common Shares with sufficient diversity of ownership to allow it to satisfy requirements (5) and (6). In addition, the Company's Declaration of Trust provides for restrictions regarding transfer of its shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (5) and (6) above. Such transfer restrictions are described in "Restrictions on Ownership and Transfer."

     For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

     The Company currently has three wholly-owned subsidiaries, the General Partner, the general partner of Prentiss Properties Real Estate Fund I, L.P. and the general partner of Prentiss Austin Properties, L.P., and may have additional wholly-owned subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation all of the capital stock of which is owned by the REIT. In applying the requirements described herein, any "qualified REIT subsidiaries" of the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of the Company. All of the Company's corporate subsidiaries are "qualified REIT subsidiaries." Those subsidiaries, therefore, will not be subject to federal corporate income taxation, although they may be subject to state and local taxation.

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share (determined on the basis of the REIT's capital interest in the partnership) of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. Thus, the Company's proportionate share of the assets, liabilities, and items of income of the Operating Partnership and the noncorporate subsidiaries of the Operating Partnership (the "Noncorporate Subsidiaries") will be treated as assets, liabilities, and items of income of the Company for purposes of applying the requirements described herein.

INCOME TESTS

     In order for the Company to qualify and to maintain its qualification as a REIT, two requirements relating to the Company's gross income must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The specific application of these tests to the Company is discussed below.

     The rent received by the Company from its tenants ("Rent") will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or a direct or indirect owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if Rent attributable to personal property, leased in connection with a lease of a Property, is greater than 15% of the total Rent received under the lease, then the portion of Rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," the Company generally must not operate or manage the Properties or furnish or render services to the tenants of such Properties, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only (e.g. furnishing water, heat, light and air conditioning and cleaning windows, public entrance, and lobbies) and are not otherwise considered "rendered to the occupant (e.g. renting parking spaces on a reserved basis to tenants)." In addition, the Company may furnish or render a de minimis amount of "noncustomary services" to the tenants of a Property other than through an independent contractor as long as the amount that the Company receives that is attributable to such services does not exceed 1% of its total receipts from the Property. For that purpose, the amount attributable to the Company's noncustomary services will be at least equal to 150% of the Company's cost of providing the services.

     The Company does not charge Rent for any portion of any Property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above). Furthermore, the Company expects that, with respect to other properties that it may acquire in the future, it will not charge Rent for any portion of any property that is based, in whole or in part, on the income or profits of any person to the extent that the receipt of such Rent would jeopardize the Company's status as a REIT. In addition, the Company currently does not receive any Rent from a Related Party Tenant, and the Company expects that, to the extent that it receives Rent from a Related Party Tenant in the future, such Rent will not cause the Company to fail to satisfy either the 75% or 95% gross income test. The Company also currently does not receive Rent attributable to personal property that is greater than 15% of the Rent received under the applicable Lease. The Company expects that, in the future, it will not allow the Rent attributable to personal property leased in connection with any lease of real property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause the Company to fail to satisfy either the 75% or 95% gross income test.

     Through the Operating Partnership and the Noncorporate Subsidiaries, none of which constitutes a qualifying independent contractor, the Company provides and will provide in the future certain services to its tenants. The Company believes that all such services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise "rendered to the occupant," so that the provision of such services does not jeopardize the qualification of the Rent as "rents from real property." In the case of any services that are not "usual and customary" under the foregoing rules, the Company employs and will continue to employ qualifying independent contractors to provide such services. Furthermore, the Company expects that it will not provide noncustomary services with respect to other properties that it acquires in the future (other than through a qualifying independent contractor) to the extent that the provision of such services would cause the Company to fail to satisfy either the 75% or 95% gross income test.

     If any portion of the Rent does not qualify as "rents from real property" because such Rent is attributable to personal property and exceeds 15% of the total Rent received under the applicable lease, the portion of the Rent that is attributable to the personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if the Rent attributable to such personal property, plus any other income received by the Company during a taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income during such year, the Company likely would lose its REIT status. If, however, any portion of the Rent received under a lease does not qualify as "rents from real property" because either the Rent is considered based on the income or profits of any person or the tenant is a Related Party Tenant, none of the Rent received by the Company under such lease would qualify as "rents from real property." In that case, if the Rent received by the Company under such lease, plus any other income received by the Company during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income for such year, the Company likely would lose its REIT status. Finally, if any portion of the Rent does not qualify as "rents from real property" because the Company furnishes noncustomary services to the tenants of a Property other than through a qualifying independent contractor, none of the Rent received by the Company with respect to the related Property would qualify as "rents from real property." In that case, if the Rent received by the Company with respect to the related Property, plus any other income received by the Company during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income for such year, the Company would lose its REIT status.

     The Company, through the Operating Partnership, may receive other types of income that will not qualify for purposes of the 75% or 95% gross income test. In particular, dividends paid with respect to the stock of the Manager owned by the Operating Partnership will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the Operating Partnership has received and in the future will receive indirectly certain fees for the performance of certain services by a Noncorporate Subsidiary with respect to Properties that are owned, directly or indirectly, by the Operating Partnership. Although the law is not entirely clear, to the extent that the Operating Partnership owns, directly or indirectly, both an interest in such Properties and an interest in the Noncorporate Subsidiary providing the services, such fees should be disregarded for purposes of the 75% and 95% gross income tests. However, the remainder of such fees received by the Operating Partnership (i.e., any portion of the fees that is attributable to a third party's ownership interest in the Properties) will be nonqualifying income for purposes of the 75% and 95% gross income tests. In addition, any fees received, directly or indirectly, by the Operating Partnership in exchange for providing services with respect to properties owned by unrelated third parties will not be qualifying income for purposes of the 75% and 95% gross income tests. Furthermore, to the extent that the Company receives interest that is accrued on the late payment of the Rent, such amounts will not qualify as "rents from real property" and, thus, will not be qualifying income for purposes of the 75% gross income test, but instead will be treated as interest that qualifies for the 95% gross income test. The Company believes that the aggregate amount of any such nonqualifying income in any taxable year has not caused and will not cause the Company to fail to satisfy either the 75% or 95% gross income test.

     REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (2) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (3) for which such REIT makes a proper election to treat such property as foreclosure property. The Company does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if the Company does receive any such income, the Company will make an election to treat the related property as foreclosure property.

     If property is not eligible for the election to be treated as foreclosure property ("Ineligible Property") because the related loan was acquired by the REIT at a time when default was imminent or anticipated, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income test. The Company anticipates that any income it receives with respect to Ineligible Property will be qualifying income for purposes of the 75% and 95% gross income tests.

     The net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company believes that no asset owned by the Company or the Operating Partnership will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of the Company's or the Operating Partnership's business. Whether an asset is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

     It is possible that, from time to time, the Company or the Operating Partnership will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company or the Operating Partnership enters into an interest rate swap, cap agreement, option, futures contract, forward rate agreement, or similar financial instrument to reduce the interest rate risks with respect to indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that the Company or the Operating Partnership hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Considerations--Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed on (1) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test multiplied by (2) a fraction intended to reflect the Company's profitability.

ASSET TESTS

     The Company, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the value of the associated real property as of the date of the REIT's loan commitment or, in the case of a purchase of a mortgage, the date of the loan purchase commitment, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership, the Noncorporate Subsidiaries, and any qualified REIT subsidiary). See "Possible Legislative or Other Actions Affecting Tax Consequences."

     For purposes of the asset tests, the Company is deemed to own its proportionate share of the assets of the Operating Partnership and each Noncorporate Subsidiary, rather than its interests in those entities. At least 75% of the value of the Company's total assets has been and will be represented by real estate assets, cash and cash items (including receivables), and government securities. The Company, through the Operating Partnership, owns 100% of the nonvoting stock of the Manager and holds certain unsecured notes issued by the Manager. The Company does not own, directly or indirectly, any of the voting stock of the Manager and believes that the value of its ownership interest in the Manager does not exceed 5% of the value of its total assets. The Company has not owned, and will not own securities of any one issuer the value of which exceeds 5% of the value of the Company's total assets or more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership, the Noncorporate Subsidiaries, and any qualified REIT subsidiary). In addition, the Company will not acquire or dispose, or cause the Operating Partnership to acquire or dispose, of assets in the future in a way that would cause it to violate either asset test.

     If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(1) it satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by an acquisition of nonqualifying assets. If the condition described in clause (2) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

DISTRIBUTION REQUIREMENTS

     The Company, in order to avoid corporate income taxation of the earnings that it distributes, is required to distribute with respect to each taxable year dividends (other than capital gain dividends and retained capital gains) to its shareholders in an aggregate amount at least equal to (1) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (2) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for such year, (2) 95% of its REIT capital gain income for such year, and (3) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. The Company has made, and intends to continue to make, timely distributions sufficient to satisfy the annual distribution requirement. The Company may elect to retain and pay income tax on its long-term capital gains. Any such retained amount will be treated as having been distributed by the Company for purposes of the 4% excise tax described above.

     It is possible that, from time to time, the Company may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. Further, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. Therefore, the Company may have less cash than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of Preferred Shares or Common Shares.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement, for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

RECORDKEEPING REQUIREMENTS

     Pursuant to applicable Treasury Regulations, the Company must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. The Company has complied and intends to continue to comply with such requirements in the future.

FAILURE TO QUALIFY

     If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the Company's shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of the Company's current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

     As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. For purposes of determining whether distributions are made out of the Company's current or accumulated earnings and profits, the Company's earnings and profits will be allocated first to the Preferred Shares and then to the Common Shares. As used herein, the term "U.S. shareholder" means a holder of Offered Securities that for U.S. federal income tax purposes is (1) a citizen or resident of the U.S., (2) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (3) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (4) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. Distributions that are designated as capital gain dividends generally will be taxed as long-term capital (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his Offered Securities. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. The Company may elect to retain and pay income tax on its net long-term capital gains. In that case, the Company's shareholders would include in income their proportionate share of the Company's undistributed long-term capital gains. In addition, the shareholders would be deemed to have paid their proportionate share of the tax paid by the Company, which would be credited or refunded to the shareholders. Each shareholder's basis in his shares would be increased by the amount of the undistributed long-term capital gain included in the shareholder's income, less the shareholder's share of the tax paid by the Company.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Offered Securities, but rather will reduce the adjusted basis of such shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's Offered Securities, such distributions will be included in income as gains from the sale or exchange of a capital asset, assuming the Offered Securities are capital assets in the hands of the shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

     Taxable distributions from the Company and gain from the disposition of the Offered Securities will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Offered Securities (or distributions treated as such), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company has notified and will continue to notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

TAXATION OF SHAREHOLDERS ON THE DISPOSITION OF THE COMMON SHARES

     In general, any gain or loss realized upon a taxable disposition of the Offered Securities by a shareholder who is not a dealer in securities will be treated as capital gain or loss if the Offered Securities have been held as a capital asset. Such gain or loss will generally constitute long-term capital gain or loss and will be taxable at a rate of 20% if the Offered Securities have been held for more than 12 months. Otherwise, such gain will be taxed at the holder's regular marginal tax rate. However, any loss upon a sale or exchange of Offered Securities by a shareholder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Offered Securities may be disallowed if other Offered Securities are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

     The highest marginal individual income tax rate is 39.6%. The maximum tax rate on net capital gains applicable to noncorporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., depreciable real property) is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions designated by the Company as capital gain dividends and any retained capital gains that the Company is deemed to distribute, the Company may designate (subject to certain limits) whether such a distribution is taxable to its noncorporate stockholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Company reports and will continue to report to its U.S. shareholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their nonforeign status to the Company. The Service has issued final regulations regarding the backup withholding rules as applied to Non-U.S. Shareholders. Those regulations alter the current system of backup withholding compliance and will be effective for distributions made after December 31, 1998. See "--Taxation of Non-U.S. Shareholders."

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Offered Securities with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7),
(9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's shares is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's stock only if (1) the UBTI Percentage is at least 5%, (2) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and (3) the Company is a "pension-held" REIT (i.e., either (A) one pension trust owns more than 25% of the value of the Company's shares or (B) a group of pension trusts individually holding more than 10% of the value of the Company's shares collectively owns more than 50% of the value of the Company's shares). Because the Ownership Limitation prohibits any pension trust from owning more than 8.5% of the Common Shares or more than 9.8% of any class or series of the Preferred Shares, the Company should not be a "pension-held" REIT.

TAXATION OF NON-U.S. SHAREHOLDERS

     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE OFFERED SECURITIES, INCLUDING ANY REPORTING REQUIREMENTS.

     Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gains dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Offered Securities is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a non-U.S. corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. The Service has issued final regulations that modify the manner in which the Company complies with the withholding requirements. Those regulations are effective for distributions made after December 31, 1998. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Offered Securities, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Offered Securities, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. Amounts so withheld, however, are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

     The Company is required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate shareholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated by the Company as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Shareholder upon a sale of his Common Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. However, because the Offered Securities will be publicly traded, no assurance can be given that the Company is or will continue to be a "domestically controlled REIT." In addition, a Non-U.S. Shareholder that owned, actually or constructively, 5% or less of the Common Shares or Preferred Shares at all times during a specified testing period will not be subject to tax under FIRPTA if the Common or Preferred Shares, as applicable, are "regularly traded" on an established securities market. Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (1) investment in the Offered Securities is effectively connected with the Non-U.S.

Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (2) the Non-U.S. Shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Offered Securities were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

     The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect an investment in the Company. For example, a proposal issued by President Clinton on February 2, 1998, if enacted into law, may adversely affect the ability of the Company to expand the present activities of its management subsidiaries. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to the Company or an investment in the Company will be changed.

OTHER TAX CONSEQUENCES

     The Company, the General Partner, the Operating Partnership, the Manager, a Noncorporate Subsidiary, or the Company's shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business, or reside. Such state and local tax treatment may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

     In particular, the state of Texas imposes a franchise tax upon corporations and limited liability companies that do business in Texas, including REITs that are organized as corporations. While the trust is organized as a Maryland real estate investment trust and is therefor not subject to the Texas franchise tax, it owns, directly or indirectly, certain qualified REIT subsidiaries and limited liability companies that are subject to the tax. The Texas franchise tax imposed on a corporation doing business in Texas generally is equal to the greater of (1) .25% OF "taxable capital" (generally, financial accounting net worth with certain adjustments) apportioned to Texas; or (2) 4.5% of "taxable earned surplus" (generally, federal taxable income with certain adjustments) apportioned to Texas. A corporation's taxable capital and taxable earned surplus are apportioned to Texas based upon a fraction, the numerator of which is the corporation's gross receipts from business transacted in Texas and the denominator of which is the corporation's gross receipts from all sources.

TAX ASPECTS OF THE OPERATING PARTNERSHIP AND THE NONCORPORATE SUBSIDIARIES

     The following discussion summarizes certain federal income tax considerations applicable to the Company's direct or indirect investment in the Operating Partnership and the Noncorporate Subsidiaries (each of the Operating Partnership and the Noncorporate Subsidiaries is referred to herein as a "Partnership"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

CLASSIFICATION AS A PARTNERSHIP

     The Company will be entitled to include in its income its distributive share of each Partnership's income and to deduct its distributive share of each Partnership's losses only if each Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An entity will be classified as a partnership rather than as a corporation for federal income tax purposes if the entity is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the "Check-the-Box Regulations") and is not a "publicly traded" partnership.

     In general, under the Check-the-Box Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The federal income tax classification of an entity that was in existence prior to January 1, 1997, such as the Partnerships, will be respected for all periods prior to January 1, 1997 if (1) the entity had a reasonable basis for its claimed classification,
(2) the entity and all members of the entity recognized the federal tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (3) neither the entity nor any of its members was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination. Each Partnership in existence on January 1, 1997 reasonably claimed partnership classification under the Treasury Regulations relating to entity classification in effect prior to January 1, 1997, and such classification should be respected for federal income tax purposes. In addition, no Partnership was notified by a taxing authority on or before May 8, 1996 that its classification was under examination. The Partnerships intend to continue to be classified as partnerships and no Partnership will elect to be treated as an association taxable as a corporation for federal income tax purposes under the Check-the-Box Regulations. The Company has represented that, to the best of its knowledge, each Partnership will be treated as a "partnership" for federal income tax purposes.

     A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "-- Requirements for Qualification--Income Tests." The U.S. Treasury Department has issued regulations (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership qualifies for the Private Placement Exclusion. If a Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, such Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

     If for any reason one of the Partnerships were taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company likely would not be able to qualify as a REIT. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests" and "-- Requirements for Qualification--Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations--Requirements for Qualification--Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

INCOME TAXATION OF THE PARTNERSHIPS AND THEIR PARTNERS

     Partners, not Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, the Company will be required to take into account its allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with the taxable year of the Company, without regard to whether the Company has received or will receive any distribution from such Partnership.

     Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

     Tax Allocations with Respect to Contributed Properties.  Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by section 704(c) of the Code and outlining several reasonable allocation methods. The Operating Partnership generally has elected to use the traditional method for allocating Code section 704(c) items with respect to the Properties it acquires in exchange for Units.

     Under the Operating Partnership Agreement, depreciation or amortization deductions of the Operating Partnership generally are allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Code section 704(c) to use a method for allocating tax depreciation deductions attributable to the Properties that results in the Company receiving a disproportionately large share of such deductions. In addition, gain on the sale of a Property contributed to the Operating Partnership in exchange for Units will be specially allocated to the contributor to the extent of any "built-in" gain with respect to such Property for federal income tax purposes. Depending on the allocation method elected under Code section 704(c), it is possible that the Company may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed Properties than would be allocated to the Company if such Properties were to have a tax basis equal to their fair market value at the time of contribution and may be allocated taxable gain in the event of a sale of such contributed Properties in excess of the economic profit allocated to the Company as a result of such sale. These allocations may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirement, although the Company does not anticipate that this event will occur. The foregoing principles also will affect the calculation of the Company's earnings and profits for purposes of determining which portion of the Company's distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of the Company's distributions being taxed as a dividend than would have occurred had the Company purchased the Properties for cash.

     Basis in Operating Partnership Interest. The Company's adjusted tax basis in its partnership interest in the Operating Partnership generally is equal to
(1) the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (2) increased by (A) its allocable share of the Operating Partnership's income and (B) its allocable share of indebtedness of the Operating Partnership, and (3) reduced, but not below zero, by (A) the Company's allocable share of the Operating Partnership's loss and (B) the amount of cash distributed to the Company, including constructive cash distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

     If the allocation of the Company's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of the Company's partnership interest in the Operating Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Company's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to the Company. Such distributions and constructive distributions normally will be characterized as capital gain, and, if the Company's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

SALE OF THE OPERATING PARTNERSHIP'S OR A NONCORPORATE SUBSIDIARY'S PROPERTY

     Generally, any gain realized by a Partnership on the sale of property held for more than one will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by a Partnership on the disposition of the Properties contributed to the Partnership in exchange for partnership interests therein will be allocated first to the contributor under section 704(c) of the Code to the extent of the contributor's "built-in gain" on those Properties for federal income tax purposes. The contributors' "built-in gain" on the Properties sold will equal the excess of the contributors' proportionate share of the book value of those Properties over the contributors' tax basis allocable to those Properties at the time of the sale. Any remaining gain recognized by a Partnership on the disposition of the contributed Properties, and any gain recognized upon the disposition of the Properties acquired by a Partnership for cash, will be allocated among the partners in accordance with their respective percentage interests in the Partnership. The Bylaws of the Company provide that any decision to sell any real estate asset in which a trustee, or officer of the Company, or any Affiliate of the foregoing, has a direct or indirect interest, will be made by a majority of the Trustees including a majority of the Independent Trustees.

     The Company's share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations--Requirements For Qualification--Income Tests" above. The Company, however, does not presently intend to acquire or hold or to allow a Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company's or the Partnership's trade or business.

MANAGER

     The Operating Partnership owns 100% of the nonvoting stock of the Manager, which stock represents in the aggregate a 95% economic interest in the Manager. The Operating Partnership also holds notes issued by the Manager in the aggregate initial principal amount of $34.75 million. By virtue of its ownership of the Operating Partnership, the Company is considered to own its pro rata share of such stock and notes.

     As noted above, for the Company to qualify as a REIT the value of the equity and debt securities of the Manager held, directly or indirectly, by the Company may not exceed 5% of the total value of the Company's assets. In addition, the Company may not own, directly or indirectly, more than 10% of the voting stock of the Manager. The Company does not own, directly or through the Operating Partnership, any of the voting securities of the Manager. In addition, the Company believes that the value of the equity and debt securities of the Manager is significantly less than 5% of the total value of its assets. However, if the Service were to successfully challenge these determinations and conclude that the value of the equity and debt securities of the Manager exceeded 5% of the total assets of the Company, the Company likely would fail to qualify as a REIT. See "--Possible Legislative or Other Actions Affecting Tax Consequences."

     The Manager is organized as a corporation and pays federal, state and local income taxes on its taxable income at normal corporate rates. Any such taxes reduce amounts available for distribution by the Manager, which in turn reduce amounts available for distribution to the Company's shareholders.


                              SELLING SHAREHOLDERS

     This Prospectus relates to the offer and sale from time to time of Common Shares by Ameritech Pension Trust ("Ameritech"), Public Employee Retirement System of Idaho ("PERSI"), American Airlines Inc. Masterfund Benefit Trust ("American Airlines Trust") and the Merged Entity Owners and Merged Entity Employees (as defined below).

     Ameritech, PERSI, and American Airlines Trust (collectively, the "Continuing Investors") acquired their respective Common Shares (the "Continuing Investor Shares") from us in connection with our IPO. Pursuant to certain Purchase Agreements dated October 22, 1996 between the Company and each of the Continuing Investors, and related Registration Rights Agreements dated October 22, 1996 between the Company and each of the Continuing Investors, we agreed to file with the Securities and Exchange Commission (the "Commission") a registration statement, of which this Prospectus is a part, with respect to the resale of the Continuing Investor Shares and to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the earlier of (i) the date when all the Continuing Investor Shares covered hereby are sold, or (ii) the date on which all Continuing Investors may sell their Continuing Investor Shares without registration under the Securities Act pursuant to Rule 144(k) thereunder.

     Pursuant to their respective agreements, we agreed to indemnify each of the Continuing Investors and each entities' officers, directors and controlling persons against certain liabilities, including certain liabilities under the

Securities Act. Insofar as indemnification of the Continuing Investors for liabilities arising under the Securities Act may be permitted pursuant to their respective agreements with the Company, we are aware that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, therefore, may be unenforceable.

     In connection with the Company's IPO, certain of the Prentiss Principals (PDO Three, Inc., Prentiss O'Hare Illinois, Inc., Prentiss Property Acquisition, Inc., and Prentiss Properties Holding, Inc. (the "Merged Entities")) received Units in exchange for certain assets contributed to the Operating Partnership. In February 1998, (i) the Merged Entities distributed 113,500 Units to certain employees of the Merged Entities listed in the table below (the "Merged Entity Employees"), (ii) we issued 2,432,541 Common Shares in exchange for all of the capital stock of the Merged Entities to the owners of the Merged Entities listed on the table below (the "Merged Entity Owners"), and (iii) the Merged Entity Employees redeemed their 113,500 Units in exchange for an equal number of Common Shares. We agreed to file with the Commission a registration statement, of which this Prospectus is a part, with respect to the resale of the Common Shares by the Merged Entity Owners and Merged Entity Employees. The Merged Entity Owners and Merged Entity Employees are not permitted to sell their respective Common Shares registered pursuant to the registration statement of which this Prospectus is a part until October 22, 1998.

     The Merged Entity Employees either are employees of the Company or have been employees of the Company within the past three years. The Merged Entity Owners are current employees of the Company, have been employees of the Company within the past three years or are trusts established for the benefit of relatives of certain employees of the Company. In addition, Messrs. Prentiss and August are members of the Company's Board of Trustees.

     We agreed to pay the expenses of registering all of the Common Shares offered hereby under the Securities Act, including all registration, filing and exchange listing fees, blue sky expenses, fees of our own counsel and accountants, and underwriters' fees customarily paid by issuers (excluding underwriting discounts, commissions and transfer taxes).

     It is unknown if, when, or in what amounts any Selling Shareholder may offer the Common Shares for sale. There can be no assurance that the Selling Shareholders will sell all or any of the Common Shares offered hereby. Because the Selling Shareholders may offer all or some of their respective Common Shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Common Shares that will be held by the Selling Shareholders after the completion of the offering, no estimate can be given as to the principal amount of the Selling Shareholder's Common Shares that will be held by each Selling Shareholder after completion of the offering.

     The Selling Shareholders and any broker or dealer through whom any of the Common Shares are sold may be deemed to be underwriters within the meaning of the Securities Act with respect to the Common Shares offered hereby, and any profits realized by the Selling Shareholders or such brokers or dealers may be deemed to be underwriting commissions. Brokers' commissions and dealer's discounts, taxes and other selling expenses to be borne by the Selling Shareholder are not expected to exceed normal selling expenses for such sales. The registration of the Common Shares offered hereby under the Securities Act shall not be deemed an admission by the Selling Shareholders or the Company that the Selling Shareholders are underwriters for purposes of the Securities Act of any Common Shares offered under this Prospectus.

                                             BENEFICIAL OWNERSHIP                         BENEFICIAL OWNERSHIP
                                            PRIOR TO THE OFFERING    MAXIMUM NUMBER OF   AFTER THE OFFERING(1)
                                           ------------------------  SHARES TO BE SOLD  ------------------------
SELLING SHAREHOLDERS                         SHARES     PERCENT(2)    IN THE OFFERING     SHARES     PERCENT(2)
--------------------                       -----------  -----------  -----------------  ----------  ------------
Ameritech Pension Trust                        783,363      2.01               783,363           0          -
Public Employee Retirement
System of Idaho                                783,363      2.01               783,363           0          -
American Airlines Inc.
Masterfund Benefit Trust                       313,171         -               313,171           0          -

Merged Entity Owners(3)
-----------------------
Michael V. Prentiss(4)                       1,679,853      4.32             1,017,952     661,901          -
Thomas F. August(5)                            220,653         -               128,030      92,623          -
Dennis J. Dubois(6)                            141,809         -                82,240      59,569          -
Richard B. Bradshaw                            147,926         -               145,498       2,428          -
Santo Bisignano, Jr., as Trustee of the         58,259         -                57,234       1,025          -
TFA Grantor Retained Annuity Trust
Santo Bisignano, Jr., as Trustee of the         58,259         -                57,234       1,025          -
MJA Grantor Retained Annuity Trust
Santo Bisignano, Jr., as Trustee of the         32,196         -                31,629         567          -
BD Grantor Retained Annuity Trust
Santo Bisignano, Jr., as Trustee of the         32,196         -                31,629         567          -
DJD Grantor Retained Annuity Trust
Santo Bisignano, Jr., as Trustee of the        298,958         -               293,697       5,261          -
PEP Grantor Retained Annuity Trust
Santo Bisignano, Jr., as Trustee of the        298,960         -               293,699       5,261          -
KAP Grantor Retained Annuity Trust
Santo Bisignano, Jr., as Trustee of the        298,960         -               293,699       5,261          -
MBP Grantor Retained Annuity Trust

Merged Entity Employees(3)
--------------------------
Robert K. Wiberg                                 6,960         -                 5,000       1,960          -
William A. Holvey                                2,126         -                 2,000         126          -
Peter Teeling                                    2,000         -                 2,000           0          -
Janet S. Davis                                   3,850         -                 3,750         100          -
David C. Robertson                              18,014         -                 7,500      10,514          -
Louay Alsadek                                    7,143         -                 5,000       2,143          -
Alan DeFrancis                                   2,631         -                 2,000         631          -
Elizabeth Hearle                                 2,250         -                 2,000         250          -
Lawrence Krueger                                19,500         -                17,500       2,000          -
Daniel K. Cushing                                4,347         -                 2,000       2,347          -
Richard Bartel                                  14,531         -                12,500       2,031          -
Gregory S. Imhoff                                5,804         -                 5,000         804          -
Thomas P. Simon                                  5,506         -                 5,000         506          -
David E. Rinkliff                                4,504         -                 3,750         754          -
Kent L. Barner                                   3,782         -                 3,750          32          -
Richard E. Hopwood                               2,100         -                 2,000         100          -
Sally W. Elliott                                 2,100         -                 2,000         100          -
Elizabeth K. Younglove                           4,000         -                 2,000       2,000          -
Duane F. Henley                                  8,500         -                 5,000       3,500          -
William J. Reister                               6,061         -                 5,000       1,061          -
Mark R. Doran                                   10,400         -                10,000         400          -
Christopher M. Hipps                             5,000         -                 5,000           0          -
John K. Dilbeck                                  4,831         -                 3,750       1,081          -
                                                                             ---------
 TOTAL MAXIMUM NUMBER OF SHARES
  TO BE SOLD IN THE OFFERING                                                 4,425,938
                                                                             =========
------------------------

(1) Assuming all of the maximum number of shares to be sold in the Offering are sold.
(2) Percentages less than 1% of the outstanding Common Shares are omitted.
(3) Common Shares held by these persons generally may not be sold prior to October 22, 1998.
(4) Excludes 586,762 Common Shares issuable upon the exercise of options granted under the 1996 Plan, 386,762 of which vest in equal installments on each of the first three anniversaries of the date of the grant and 200,000 which vest in equal installments on each of the third, fourth and fifth anniversaries of the date of grant. Includes Units redeemable for 336,000 Common Shares which are held in a trust of which Mr. Prentiss is a trustee, and of which Mr. Prentiss disclaims beneficial ownership. Includes Units redeemable for 262,733 Common Shares. Excludes 881,095 Common Shares owned by certain Grantor Retained Annuity Trusts, of which Mr. Prentiss does not have beneficial ownership.
(5) Excludes 323,944 Common Shares issuable upon the exercise of options granted under the 1996 Plan, 173,944 of which vest in equal installments on each of the first three anniversaries of the date of the grant and 150,000 which vest in equal installments on each of the third, fourth and fifth anniversaries of the date of grant. Includes

    Units redeemable for 88,576 Common Shares. Excludes 114,468 Common Shares owned by certain Grantor Retained Annuity Trusts, of which Mr. August does not have beneficial ownership.
(6) Excludes 64,366 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant. Includes Units redeemable for 58,274 Common Shares. Excludes 63,258 Common Shares owned by certain Grantor Retained Annuity Trusts, of which Mr. DuBois does not have beneficial ownership.

                              PLAN OF DISTRIBUTION

     This Prospectus relates to the offer and sale from time to time of the Common Shares by the Selling Shareholders. The Company is registering the Common Shares for sale to provide the holders thereof with freely tradeable securities. The registration of the Common Shares does not necessarily mean that any of the Common Shares will be offered or sold by the Selling Shareholders.

     The Company will not receive any proceeds from the offering and sale of the Common Shares by the Selling Shareholders. The Common Shares may be sold from time to time to purchasers directly by any of the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer the Common Shares to or through underwriters, broker-dealers or agents. In connection with any such sale, any underwriter, broker-dealer or agent may act as agent for the Selling Shareholders or may purchase from the Selling Shareholders all or a portion of the Common Shares as principal and may sell such Common Shares by one or more of the methods described below. Such sales may be made on the NYSE or other exchanges on which the Common Shares are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices related to the then-current market prices or at prices otherwise negotiated. Underwriters, broker-dealers or agents may receive compensation in the form of commissions from the Selling Shareholders and/or the purchasers of the Common Shares for whom they may act as agent. The Selling Shareholders and any underwriters, dealers or agents that participate in the distribution of the Common Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit or commissions on the sale of Common Shares received by any such underwriters, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Common Shares may also be sold in one or more of the following transactions: (a) block transactions in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to a Prospectus Supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the Selling Shareholders in amounts to be negotiated immediately prior to the sale that will not exceed those customary in the types of transactions involved.

     At the time a particular offer of Common Shares is made, a Prospectus Supplement, if required, will be distributed which will set forth the names of any underwriters, broker-dealers or agents and any commissions and other terms constituting compensation from the Selling Shareholders and any other required information. The Common Shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

     In order to comply with the securities laws of certain states, if applicable, the Common Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Common Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

     All expenses incident to the offering and sale of the Common Shares, if any, excluding certain underwriters' discounts and transfer taxes, shall be paid by the Company. See "Selling Shareholders."

                                 LEGAL OPINIONS

     The legality of the Securities will be passed upon by Akin, Gump, Strauss, Hauer & Feld, L.L.P., who will rely on Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, as to certain matters of Maryland law.

                                    EXPERTS


     The consolidated and combined financial statements of the Company as of December 31, 1997 and 1996 and for the year ended December 31, 1997 and the period October 22, 1996 (inception of operations) to December 31, 1996, and the Predecessor Company (as defined therein) for the period January 1, 1996 through October 21, 1996, and the year ended December 31, 1995 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the combined statements of revenue and certain operating expenses of the Silicon Valley Properties and the Newport National Properties and the statement of revenue and certain operating expenses of the Carrara Place Property included in the Company's Current Report on Form 8-K, filed February 10, 1998, and the combined statement of revenues and certain operating expenses of the Willow Oaks Properties and the statement of revenues and certain operating expenses of the Ordway Property included in the Company's Current Report on Form 8-K, filed October 9, 1998, all incorporated by reference in this Prospectus, have been incorporated herein in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants given on the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from our web site at http://www.pplinc.com or at the SEC's web site at http://www.sec.gov.

     We filed a Registration Statement on Form S-3 to register the Common Shares with the SEC. This Prospectus is a part of that Registration Statement. As allowed by SEC rules, this Prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, 15(d) of the Exchange Act from the date of the initial filing of the Registration Statement until our offering is completed.

  1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998; and

  3. The Company's Current Reports on Form 8-K filed on January 15, 1998, February 10, 1998, February 17, 1998, February 25, 1998, July 1, 1998 and October 9, 1998.

  4. The description of the Common Shares contained in the Company's Registration Statement on Form 8-A, filed on October 17, 1996, under the Exchange Act, including any reports filed under the Exchange Act for the purpose of updating such description.

  5. The description of the Series B Junior Preferred Shares contained in the Company's Registration Statement on Form 8-A filed on February 17, 1998, as amended by the Company's Registration Statement of Form 8-A/A filed on March 10, 1998, including any reports filed under the Exchange Act for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning:

     Prentiss Properties Trust
     3890 W. Northwest Highway, Suite 400
     Dallas, Texas
     (214) 654-0886

     You should rely on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have authorized no one to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of the document.

********************************************************************************
*THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY * *NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE * *SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN * *OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE *
*SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.             *
********************************************************************************

                 SUBJECT TO COMPLETION, DATED OCTOBER 14, 1998
PROSPECTUS

                           PRENTISS PROPERTIES TRUST
                      3890 W. NORTHWEST HIGHWAY, SUITE 400
                              DALLAS, TEXAS 75220
                                 (214) 654-0886

                                1,600,000 SHARES
                      COMMON SHARES OF BENEFICIAL INTEREST

   We are a self-administered and self-managed Maryland real estate investment trust that acquires, owns, manages, leases, develops and builds office and industrial properties throughout the United States.

   We are offering and selling up to 1,600,000 shares of common stock with this prospectus. An accompanying prospectus supplement will set forth the specific number of shares of common stock to be sold. To ensure compliance with certain requirements related to the Company's qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended, the Company's Amended and Restated Declaration of Trust generally limits the number of Common Shares that any single person or affiliated group may own and restricts the transferability of the Common Shares.

   SEE "RISK FACTORS" BEGINNING ON PAGE 1 FOR CONSIDERATIONS RELATING TO AN INVESTMENT IN THE SECURITIES OFFERED BY THIS PROSPECTUS.

   Of these securities, we sold 1,100,000 to UBS Limited and Union Bank of Switzerland, London Branch (together, as succeeded by UBS AG, London Branch, "UBS-LB") on February 2, 1998 for net proceeds of approximately $29 million. We will receive no additional proceeds from the sale of any of the 1,600,000 shares offered with this prospectus. The remaining 500,000 shares, if issued, will also be issued to UBS-LB under the terms of our agreement with them. A prospectus supplement will set forth the public offering price per share, the name of any lead or managing underwriters and the underwriters' discounts and commissions from the sale. See "Plan of Distribution."

   Our shares are listed for trading on the New York Stock Exchange under the symbol "PP." On October 12, 1998, the last reported sale price of our common stock on the New York Stock Exchange was $20.1875 per share.

--------------------------------------------------------------------------------
   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------



             The date of this Prospectus is ______________, 1998.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Forward-Looking Statements.................................................   1
About this Prospectus......................................................   1
Risk Factors...............................................................   1
Use of Proceeds............................................................   2
The Company................................................................   3
Description of Shares of Beneficial Interest...............................   3
Restrictions on Ownership and Transfer.....................................   5
Federal Income Tax Considerations..........................................   8
Plan of Distribution.......................................................  22
Legal Opinions.............................................................  23
Experts....................................................................  23
Where You Can Find More Information........................................  23

                           FORWARD-LOOKING STATEMENTS

     This Prospectus, any Prospectus Supplement and the documents incorporated by reference herein may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, statements containing the words "believes," "anticipates," "expects" and words of similar import. Such forward-looking statements relate to future events, the future financial performance of the Company or the Operating Partnership (as defined herein), and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, Operating Partnership or industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should specifically consider the various factors identified in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein, which could cause actual results to differ, including particularly those discussed in the section entitled "Risk Factors" in this Prospectus and in the Company's Exchange Act filings. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any statements to reflect future events or developments.

                             ABOUT THIS PROSPECTUS

     This Prospectus is part of a post-effective amendment to a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf registration" process. You should read both this Prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     Unless the context otherwise requires, all references in this Prospectus to "we," "us," "our," or the "Company" means Prentiss Properties Trust and its subsidiaries on a combined basis, including (1) Prentiss Properties I, Inc. (the "General Partner"), (2) Prentiss Properties Acquisition Partners, L.P. (the "Operating Partnership") and its subsidiaries, (3) Prentiss Properties Limited, Inc. ("PPL") (the "Manager"), and (4) entities through which the Operating Partnership owns interests in certain of our properties. "Common Shares" shall mean the Company's common shares of beneficial interest, par value $.01 per share.

                                  RISK FACTORS

     You should carefully consider the following information in conjunction with the other information contained in this Prospectus, any Prospectus Supplement and the documents and risk factors incorporated by reference herein, before deciding to invest in Common Shares of the Company.


POTENTIAL DILUTION OF CAPITAL STOCK OR DECREASE OF LIQUIDITY IN CONNECTION WITH SETTLEMENT OF THE UBS FORWARD AGREEMENT

     The Company and the Operating Partnership have entered into a Purchase Agreement dated February 2, 1998, with UBS Limited and Union Bank of Switzerland, London Branch, acting through its agent UBS Securities LLC (all as succeeded by UBS AG, London Branch, acting through its agent Warburg Dillon Read LLC, "UBS-LB") involving the sale of 1,100,000 Common Shares (the "UBS Purchase Agreement"). The Company and the Operating Partnership have also entered into a related forward stock contract dated February 2, 1998, with UBS-LB (the "UBS Forward Agreement"), which provides for certain purchase price adjustments. The maturity date of the UBS Forward Agreement is February 2, 1999, subject to acceleration under certain circumstances as described more fully below. See "Plan of Distribution" at page 22 for additional information about these agreements.

     The UBS Forward Agreement generally provides that if the market price of a Common Share on the maturity date is less than a certain amount, which we refer to as the "Forward Price," we must pay UBS-LB the difference multiplied by 1,100,000. Similarly, if the market price of a Common Share is above the Forward Price, UBS-LB must pay us the difference in Common Shares. If we choose not to, or if we cannot, settle in freely tradable Common Shares, we must repurchase the 1,100,000 shares at the Forward Price in cash. Over the life of the UBS Forward Agreement, the Forward Price will be adjusted by LIBOR plus 135 basis points, minus any dividends received on the Common Shares.

     To secure our obligations thereunder, the UBS Forward Agreement provides for quarterly payments of collateral equal to 1,100,000 times 105% of the amount by which the market price of a Common Share is below the Forward Price. The collateral may be in the form of cash, letters of credit or freely tradable Common Shares. As of the last recalculation date of the Forward Price, which was July 30, 1998, the Forward Price was $27.145 per share. Based on the then current share price of $23.875, this resulted in a collateral requirement of $3,596,953. We have secured this requirement entirely with letters of credit.

     The maturity date of the UBS Forward Agreement is February 2, 1999; however, if the closing price of the Common Shares falls below $16.40, or if the market value of our Common Shares (excluding operating partnership units) declines to or below $600,000,000, UBS-LB has the right to force a complete settlement under the UBS Forward Agreement (if the closing price of the Common Shares falls below $18.50, UBS-LB has the right to force a settlement with respect to 67% of the Transaction). UBS-LB also has the right to force a complete settlement under the UBS Forward Agreement if, among other things, we
(i) are in default with respect to certain financial covenants under the UBS Forward Agreement, (ii) are in default under our credit facility with a syndicate of lenders or any other unsecured lending agreement, or (iii) fail to post sufficient cash collateral.

     In order to have the option of settling the UBS Forward Agreement or paying collateral in Common Shares, the shares must be freely tradable by UBS-LB pursuant to an effective registration statement. We can provide no assurance that a registration statement will be effective at the time of any settlement or collateral payment. Settlement of the UBS Forward Agreement in cash would reduce our liquidity. Settlement in cash would involve the repurchase of 1,100,000 shares at a price per share equal to the Forward Price. Assuming the Forward Price remains at $27.145, our repurchase price would total approximately $29.9 million.

     Settlement of the UBS Forward Agreement in cash would reduce our liquidity. Settlement in cash would involve the repurchase of 1,100,000 Common Shares at a price per share equal to the Forward Price. If we settled the UBS Forward Agreement in cash, we would expect to use borrowings under our existing $300 million corporate revolver, our existing $60 million bridge facility or various unsecured and secured borrowings which we are currently negotiating. Additionally, we are pursuing various asset sale alternatives, which if completed, would provide sufficient proceeds to complete the repurchase.

     Quarterly payments of collateral and the ultimate settlement of the UBS Forward Agreement could adversely affect our liquidity or dilute our Common Shares. If the market price, is lower than the Forward Price, settlement in Common Shares would dilute our capital stock. The table below shows the change in the value of a Common Share as a result of settling the UBS Forward Agreement at various Market Prices:


                                          INCREASE/(DILUTION) IN VALUE
   MARKET PRICE                               OF COMMON STOCK (1)
   ------------                           ----------------------------

      $30                                            0.27%
      $25                                           (0.24%)
      $20                                           (1.01%)
      $15                                           (2.29%)
      $10                                           (4.84%)

---------------
(1) Assumes a Forward Price of $27.145.


                                USE OF PROCEEDS

     Of the shares offered hereby, 1,100,000 Common Shares were purchased by UBS-LB on February 2, 1998 for net proceeds of approximately $29 million. Such proceeds were used to discharge indebtedness under the Company's then-existing $300 million revolving loan. The revolving loan was due to mature on December 31, 2000. Borrowings under such revolving loan bore interest at a rate of LIBOR plus 137.5 basis points.

     The other Common Shares offered hereby are issuable under the terms of the UBS Forward Agreement. See "Risk Factors Potential Dilution of Capital Stock or Decrease of Liquidity in Connection with Settlement of UBS Forward Agreement" above for a description of the UBS Forward Agreement. Other than the approximately

$29 million received in February 1998, the Company will not receive any additional proceeds from any sale of Common Shares by UBS-LB.

                                  THE COMPANY

     The Company is a self-administered and self-managed Maryland real estate investment trust ("REIT") that acquires, owns, manages, leases, develops and builds office and industrial properties throughout the United States. We operate principally through the Operating Partnership and its subsidiaries and the Manager.

     As of June 30, 1998, we owned interests in a diversified portfolio of 240 primarily suburban Class A office and suburban industrial properties containing approximately 22.2 million net rentable square feet. The properties are located in 20 major U.S. markets and consist of 115 office buildings (the "Office Properties") containing approximately 13.0 million net rentable square feet and 125 industrial buildings (the "Industrial Properties" and together with the Office Properties, the "Properties") containing approximately 9.2 million net rentable square feet. The Properties include 11 office and two industrial development projects, including one expansion of an existing Property, totaling approximately 1.8 million square feet. Exclusive of the development projects, as of June 30, 1998, the Office Properties were approximately 95% leased to approximately 1,142 tenants, and the Industrial Properties were approximately 96% leased to approximately 348 tenants. In addition to the 240 Properties owned, we manage approximately 29.2 million net rentable square feet in 256 office and industrial properties, in 19 U.S. markets, that are owned by third parties.

     We are a full service real estate company with regional management offices in Los Angeles, Dallas, Chicago, Washington, D.C., Atlanta and Philadelphia. We have approximately 700 employees and we benefit from our in-house expertise in areas such as acquisitions, development, facilities management, property management and leasing.


                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

GENERAL

     The following summary of the material terms of the Common Shares is subject to the detailed provisions of the Company's Declaration of Trust, as amended, the Amended and Restated Bylaws as currently in effect (the "Bylaws"), the Company's Articles Supplementary relating to its Series A Cumulative Convertible Preferred Shares (the "Series A Preferred Shares") of Beneficial Interest, $.01 par value per share (the "Series A Articles Supplementary"), its Junior Participating Cumulative Preferred Shares (the "Series B Junior Preferred Shares") of Beneficial Interest, Series B, $.01 par value per share (the "Series B Junior Articles Supplementary") and its 8.30% Series B Cumulative Redeemable Perpetual Preferred Shares (the "Series B Preferred Shares") of Beneficial Interest, $.01 par value per share (the "Series B Articles Supplementary" and together with the Series A Articles Supplementary and the Series B Junior Articles Supplementary, the "Articles Supplementary"). These statements do not purport to be complete, or to give full effect to the provisions of statutory or common law and should be read in conjunction with the terms of the Declaration of Trust, Bylaws and Articles Supplementary.

     The Declaration of Trust of the Company allows us to issue 100,000,000 Common Shares and 20,000,000 Preferred Shares of beneficial interest, $0.01 par value per share ("Preferred Shares"). The Preferred Shares may be issued from time to time in one or more series, without shareholder approval, with such designations, preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption thereof as shall be established by the Board of Trustees. Thus, without shareholder approval, we could authorize the issuance of Preferred Shares with voting, conversion and other rights that could dilute the voting power and other rights of the holders of Common Shares. As of June 30, 1998, there were 39,905,363 Common Shares, 3,773,585 Series A Preferred Shares, no Series B Junior Preferred Shares and no Series B Preferred Shares issued by the Company and outstanding. As permitted by the Maryland REIT Law (as defined below), the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by our shareholders, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue.

     As a Maryland REIT, the Company is subject to various provisions of Title 8, as amended from time to time, of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law") and the Maryland General Corporation Law, as amended from time to time (the "MGCL"). Both the Maryland REIT Law and the Company's Declaration of Trust provide that shareholders of the Company will not be personally liable for any obligation of the Company solely as a result of their status as a shareholder of the Company. The Company's Bylaws further provide that the company shall indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his being or having been a shareholder or former shareholder and that the company shall pay or reimburse each shareholder or former shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. In addition, it is the Company's policy to include a clause in its contracts which provides that shareholders will not be personally liable for obligations entered into on behalf of the Company. However, with respect to tort claims, contractual claims where shareholder liability is not removed, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company.
Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

COMMON SHARES

     All Common Shares offered hereby are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of beneficial interest and to the provisions of our Declaration of Trust regarding Shares-in-Trust (as defined below), holders of Common Shares are entitled to receive dividends if, as and when authorized and declared by our Board of Trustees out of assets legally available for the purpose of paying dividends. Holders of Common Shares are also entitled, subject to the preferential rights of any other shares or series of shares of beneficial interest, to share ratably in the assets of the Company legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all our known debts and liabilities. The Company intends to pay quarterly dividends to holders of its Common Shares.

     The holders of Common Shares are entitled to one vote per share on all matters voted on by shareholders, including elections of trustees. Except as otherwise required by law or provided in any Articles Supplementary approved by Resolution of the Board of Trustees and filed with and accepted for record by the State Department of Assessments and Taxation of Maryland setting the preferences, rights and other terms of any series of Preferred Shares, the holders of such Common Shares exclusively possess all voting power. The Declaration of Trust does not provide for cumulative voting in the election of trustees, which means the holders of a majority of the outstanding Common Shares can elect all of the trustees then standing for election. Subject to any preferential rights of any outstanding series of Preferred Shares, the holders of Common Shares are entitled to such distributions as may be declared from time to time by the Board of Trustees from funds available for such purposes.

     Pursuant to the Maryland REIT Law, a REIT generally cannot amend its declaration of trust or merge, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT's declaration of trust. The Company's Declaration of Trust provides for approval by a majority of all the votes entitled to be cast on the matter in all situations permitting or requiring action by the shareholders except with respect to: (1) the removal of trustees (which requires the affirmative vote of the holders of two-thirds of the outstanding voting shares of the Company); (2) the amendment of the Declaration of Trust by shareholders (which requires the affirmative vote of a majority of votes entitled to be cast on the matter, except under certain circumstances specified in the Declaration of Trust which require the affirmative vote of two-thirds of all the votes entitled to be cast on the matter); and (3) the termination of the Company (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter). A declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Company's Declaration of Trust permits such action by the Board of Trustees.

     The Transfer Agent and Registrar for the Common Shares is First Chicago Trust Company of New York. The Common Shares trade on the NYSE under the symbol "PP."

PREFERRED SHARE PURCHASE RIGHTS

     On February 17, 1998, pursuant to the Company's Rights Plan, dated February 6, 1998, between the Company and First Chicago Trust Company of New York, as rights agent, we distributed as a dividend one Right ("Right") for each outstanding Common Share. Each Right entitles the holder to buy one one-thousandth of a share (a "Preferred Share Unit") of the Series B Junior Preferred Shares at an exercise price of $85, subject to adjustment. Each Preferred Share Unit of a Series B Junior Preferred Share is structured to be the equivalent of one Common Share.

     The Rights will become exercisable only if a person or group acquires, obtains the right to acquire or announces a tender offer to acquire 10% (or, in the case of Security Capital Preferred Growth Incorporated ("SCPG") and its affiliates, 11%) or more of the outstanding Common Shares. When exercisable, each Right entitles the holder, upon payment of the exercise price, to acquire Series B Junior Preferred Shares or, at the option of the Company, Common Shares (or in certain circumstances, cash, property or other securities), having a value equal to twice the Right's exercise price. If we are acquired in a merger or other business combination or if 50% or more of our assets or earning power is transferred, each Right will entitle the holder, other than the acquiring person, to purchase securities of the surviving company having a market value equal to twice the exercise price of the Right.

     Until a person or group acquires or announces a tender offer to acquire 10% or more of the Common Shares, the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, and the surrender or transfer of any certificate for Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. The Rights will expire on February 17, 2008, and may be redeemed by the Company at a price of $0.001 per right at any time prior to the tenth day after an announcement that a 10% position has been acquired.

     The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that acquires more than 10% (or, in the case of SCPG and its affiliates, 11%) of the outstanding Common Shares of the Company if certain events thereafter occur without the Rights having been redeemed. However, because the Rights are redeemable by the Board of Trustees in certain circumstances, the Rights should not interfere with any merger or other business combination approved by the Board.

PREFERRED SHARES

     The Company's Declaration of Trust provides that the Company may issue up to 20,000,000 Preferred Shares, from time to time, in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board is required by the Maryland REIT Law and the Company's Declaration of Trust to set forth for each such series, subject to the provisions of the Company's Declaration of Trust regarding Shares-in-Trust, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. The Board of Trustees could authorize the issuance of Preferred Shares with terms and conditions that could have the effect of delaying, deferring or preventing a takeover or other transaction which holders of some, or a majority, of the Common Shares might believe to be in their best interests or in which holders of some, or a majority, of the Common Shares might receive a premium for their Common Shares over the then-market-price of such common shares. As of June 30, 1998, the Board of Trustees had designated 3,773,585 Series A Preferred Shares, all of which were outstanding, 1,900,000 Series B Preferred Shares, none of which were outstanding, and 1,000,000 Series B Junior Preferred Shares, none of which were outstanding.

                     RESTRICTIONS ON OWNERSHIP AND TRANSFER

     In order to qualify as a REIT under the Code, we must meet certain requirements concerning the ownership of our outstanding shares of beneficial interest. Specifically, no more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than its 1996 taxable year), and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than its 1996 taxable year). See "Federal Income Tax Considerations --Requirements for Qualification."

     Because the Board of Trustees believes it is essential for us to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 8.5% of the number of outstanding Common Shares (other than Michael V. Prentiss, who currently may own up to 15% of the number of outstanding Common Shares and SCPG, which may own up to 11% of the number of outstanding Common Shares) or more than 9.8% of the number of outstanding Preferred Shares of any series (other than SCPG, which may own all of the Series A Preferred Shares) (the "Ownership Limitation"). The Board of Trustees may, but is not required to, decrease the ownership limit applicable to Mr. Prentiss' ownership of Common Shares to 9.8% (but not less than 9.8%) of the outstanding Common Shares upon (i) an increase in the number of outstanding Common Shares or (ii) a reduction of the number of Common Shares owned, directly or indirectly, by Mr. Prentiss. Upon any such adjustment, the Ownership Limitation applicable to other shareholders with respect to the Common Shares will be increased proportionately to a maximum of 9.8% of the number of outstanding Common Shares. Any transfer of Common or Preferred Shares that causes any of the following conditions to exist will be null and void, and the intended transferee will acquire no rights in such Common or Preferred Shares:

     1. any person owning, directly or indirectly, Common or Preferred Shares in excess of the Ownership Limitation,

     2. the Company's outstanding shares being owned by fewer than 100 persons (determined without reference to any rules of attribution),

     3. the Company being "closely held" within the meaning of Section 856(h) of the Code, or

     4. the Company owns, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code.

     Subject to certain exceptions described below, if any purported transfer of Common or Preferred Shares results in any of the four above conditions, the Common or Preferred Shares in excess of the applicable limitation will be designated as "Shares-in-Trust" and transferred automatically to a trust (the "Share Trust") effective on the day before the purported transfer of such Common or Preferred Shares. The record holder of the Common or Preferred Shares that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of Common or Preferred Shares to us for registration in the name of the Share Trust. The Share Trustee will be designated by us, but will not be affiliated with us. We will name one or more charitable organizations as the beneficiary of the Share Trust (the "Beneficiary").

     Shares-in-Trust will remain issued and outstanding Common or Preferred Shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The Share Trust will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends and distributions in trust for the benefit of the Beneficiary. The Share Trustee will vote all Shares-in-Trust. The Share Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Share Trust and resulting in the redesignation of such Common or Preferred Shares as Shares-in-Trust.

     The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Share Trust the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and
(ii) the record date for which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Share Trustee the lesser of (i) the price per share such Prohibited Owner paid for the Common or Preferred Shares that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) and (ii) the price per share received by the Share Trustee from the sale of such Shares-in-Trust. Any amounts received by the Share Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

     The Shares-in-Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. We will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust and (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

     "Market Price" on any date means the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Common or Preferred Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on The Nasdaq National Market or, if such system is no longer in use, the principal automated quotations system that may then be in use or, if the Common or Preferred Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common or Preferred Shares selected by the Board of Trustees. "Trading Day" shall mean a day on which the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading is open for the transaction of business or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     Any person who acquires or attempts to acquire Common or Preferred Shares in violation of the foregoing restrictions, or any person who owned Common or Preferred Shares that were transferred to a Share Trust, is required to immediately give written notice to us and to provide us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

     The Declaration of Trust requires all persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding Common and Preferred Shares, within 30 days after January 1 of each year, to provide us a written statement or affidavit stating the name and address of such direct or indirect owner, the number of Common and Preferred Shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide us such additional information as we may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation.

     The Ownership Limitation generally will not apply to the acquisition of Common or Preferred Shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Trustees, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Trustees may direct, may exempt a person from the Ownership Limitation under certain circumstances. However, the Board may not grant an exemption from the Ownership Limitation to any proposed transferee whose ownership, direct or indirect, of shares of beneficial interest of the Company in excess of the Ownership Limitation would result in the termination of our status as a REIT. The foregoing restrictions will continue to apply until the Board of Trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and there is an affirmative vote of a majority of the votes entitled to be cast on such matter at a regular or special meeting of the shareholders of the Company.

     The Ownership Limitation could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for the Common Shares or otherwise be in the best interest of the shareholders of the Company. All certificates representing Common Shares or Preferred Shares will bear a legend referring to the restrictions described above.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material federal income tax considerations that may be relevant to a prospective holder of the Offered Securities. This discussion does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations (except to the extent described below), financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States (except to the extent described below) subject to special treatment under the federal income tax laws.

     This discussion is based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Internal Revenue Service (the "Service"), and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

     EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE OFFERED SECURITIES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

     The Company elected to be taxed as a REIT within the meaning of and under sections 856 through 860 of the Code, effective for its short taxable year beginning on the day prior to the closing of its initial public offering on October 22, 1996 (the "IPO") and ending on December 31, 1996. The Company believes that, commencing with such taxable year, it has been organized and has operated in such a manner so as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that the Company has or will remain so qualified.

     The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

     Qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and share ownership, the various qualification tests imposed under the Code discussed below. No assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "-- Failure to Qualify."

     As a REIT, the Company generally is not subject to federal corporate income tax on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances:

     (1) the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

     (2) under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any.

     (3) if the Company has (1) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.

     (4) if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax.

     (5) if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on (1) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test multiplied by (2) a fraction intended to reflect the Company's profitability.

     (6) if the Company should fail to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for such year,
          (2) 95% of its REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that the Company elects to retain and pay income tax on the net long-term capital gain that it receives in a taxable year, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

     (7) if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in-gain" assume that the Company will make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition. See "-- Possible Legislative or Other Actions Affecting Tax Consequences."

REQUIREMENTS FOR QUALIFICATION

     The Code defines a REIT as a corporation, trust, or association (1) that is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");
(7) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (8) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (9) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. Beginning with its 1998 taxable year, if the Company complies with the requirements for ascertaining the ownership of its outstanding shares of beneficial interest and does not know or have reason to know that it has violated the 5/50 Rule, it will be deemed to satisfy the 5/50 Rule for the taxable year. The Company has issued sufficient Common Shares with sufficient diversity of ownership to allow it to satisfy requirements (5) and (6). In addition, the Company's Declaration of Trust provides for restrictions regarding transfer of its shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (5) and (6) above. Such transfer restrictions are described in "Restrictions on Ownership and Transfer."

     For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

     The Company currently has three wholly-owned subsidiaries, the General Partner, the general partner of Prentiss Properties Real Estate Fund I, L.P. and the general partner of Prentiss Austin Properties, L.P., and may have additional wholly-owned subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation all of the capital stock of which is owned by the REIT. In applying the requirements described herein, any "qualified REIT subsidiaries" of the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of the Company. All of the Company's corporate subsidiaries are "qualified REIT subsidiaries." Those subsidiaries, therefore, will not be subject to federal corporate income taxation, although they may be subject to state and local taxation.

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share (determined on the basis of the REIT's capital interest in the partnership) of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. Thus, the Company's proportionate share of the assets, liabilities, and items of income of the Operating Partnership and the noncorporate subsidiaries of the Operating Partnership (the "Noncorporate Subsidiaries") will be treated as assets, liabilities, and items of income of the Company for purposes of applying the requirements described herein.

INCOME TESTS

     In order for the Company to qualify and to maintain its qualification as a REIT, two requirements relating to the Company's gross income must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The specific application of these tests to the Company is discussed below.

     The rent received by the Company from its tenants ("Rent") will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or a direct or indirect owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if Rent attributable to personal property, leased in connection with a lease of a Property, is greater than 15% of the total Rent received under the lease, then the portion of Rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," the Company generally must not operate or manage the Properties or furnish or render services to the tenants of such Properties, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only (e.g. furnishing water, heat, light and air conditioning and cleaning windows, public entrance and lobbies) and are not otherwise considered "rendered to the occupant (e.g. renting parking spaces on a reserved basis to tenants)." In addition, the Company may furnish or render a de minimis amount of "noncustomary services" to the tenants of a Property other than through an independent contractor as long as the amount that the Company receives that is attributable to such services does not exceed 1% of its total receipts from the Property. For that purpose, the amount attributable to the Company's noncustomary services will be at least equal to 150% of the Company's cost of providing the services.

     The Company does not charge Rent for any portion of any Property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above). Furthermore, the Company expects that, with respect to other properties that it may acquire in the future, it will not charge Rent for any portion of any property that is based, in whole or in part, on the income or profits of any person to the extent that the receipt of such Rent would jeopardize the Company's status as a REIT. In addition, the Company currently does not receive any Rent from a Related Party Tenant, and the Company expects that, to the extent that it receives Rent from a Related Party Tenant in the future, such Rent will not cause the Company to fail to satisfy either the 75% or 95% gross income test. The Company also currently does not receive Rent attributable to personal property that is greater than 15% of the Rent received under the applicable Lease. The Company expects that, in the future, it will not allow the Rent attributable to personal property leased in connection with any lease of real property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause the Company to fail to satisfy either the 75% or 95% gross income test.

     Through the Operating Partnership and the Noncorporate Subsidiaries, none of which constitutes a qualifying independent contractor, the Company provides and will provide in the future certain services to its tenants. The Company believes that all such services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise "rendered to the occupant," so that the provision of such services does not jeopardize the qualification of the Rent as "rents from real property." In the case of any services that are not "usual and customary" under the foregoing rules, the Company employs and will continue to employ qualifying independent contractors to provide such services. Furthermore, the Company expects that it will not provide noncustomary services with respect to other properties that it acquires in the future (other than through a qualifying independent contractor) to the extent that the provision of such services would cause the Company to fail to satisfy either the 75% or 95% gross income test.

     If any portion of the Rent does not qualify as "rents from real property" because such Rent is attributable to personal property and exceeds 15% of the total Rent received under the applicable lease, the portion of the Rent that is attributable to the personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if the Rent attributable to such personal property, plus any other income received by the Company during a taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income during such year, the Company likely would lose its REIT status. If, however, any portion of the Rent received under a lease does not qualify as "rents from real property" because either the Rent is considered based on the income or profits of any person or the tenant is a Related Party Tenant, none of the Rent received by the Company under such lease would qualify as "rents from real property." In that case, if the Rent received by the Company under such lease, plus any other income received by the Company during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income for such year, the Company likely would lose its REIT status. Finally, if any portion of the Rent does not qualify as "rents from real property" because the Company furnishes noncustomary services to the tenants of a Property other than through a qualifying independent contractor, none of the Rent received by the Company with respect to the related Property would qualify as "rents from real property." In that case, if the Rent received by the Company with respect to the related Property, plus any other income received by the Company during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income for such year, the Company would lose its REIT status.

     The Company, through the Operating Partnership, may receive other types of income that will not qualify for purposes of the 75% or 95% gross income test. In particular, dividends paid with respect to the stock of the Manager owned by the Operating Partnership will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the Operating Partnership has received and in the future will receive indirectly certain fees for the performance of certain services by a Noncorporate Subsidiary with respect to Properties that are owned, directly or indirectly, by the Operating Partnership. Although the law is not entirely clear, to the extent that the Operating Partnership owns, directly or indirectly, both an interest in such Properties and an interest in the Noncorporate Subsidiary providing the services, such fees should be disregarded for purposes of the 75% and 95% gross income tests. However, the remainder of such fees received by the Operating Partnership (i.e., any portion of the fees that is attributable to a third party's ownership interest in the Properties) will be nonqualifying income for purposes of the 75% and 95% gross income tests. In addition, any fees received, directly or indirectly, by the Operating Partnership in exchange for providing services with respect to properties owned by unrelated third parties will not be qualifying income for purposes of the 75% and 95% gross income tests. Furthermore, to the extent that the Company receives interest that is accrued on the late payment of the Rent, such amounts will not qualify as "rents from real property" and, thus, will not be qualifying income for purposes of the 75% gross income test, but instead will be treated as interest that qualifies for the 95% gross income test. The Company believes that the aggregate amount of any such nonqualifying income in any taxable year has not caused and will not cause the Company to fail to satisfy either the 75% or 95% gross income test.

     REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (2) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (3) for which such REIT makes a proper election to treat such property as foreclosure property. The Company does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if the Company does receive any such income, the Company will make an election to treat the related property as foreclosure property.

     If property is not eligible for the election to be treated as foreclosure property ("Ineligible Property") because the related loan was acquired by the REIT at a time when default was imminent or anticipated, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income test. The Company anticipates that any income it receives with respect to Ineligible Property will be qualifying income for purposes of the 75% and 95% gross income tests.

     The net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company believes that no asset owned by the Company or the Operating Partnership will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of the Company's or the Operating Partnership's business. Whether an asset is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

     It is possible that, from time to time, the Company or the Operating Partnership will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company or the Operating Partnership enters into an interest rate swap, cap agreement, option, futures contract, forward rate agreement, or similar financial instrument to reduce the interest rate risks with respect to indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that the Company or the Operating Partnership hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code.

The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Considerations--Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed on (1) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test multiplied by (2) a fraction intended to reflect the Company's profitability.

ASSET TESTS

     The Company, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the value of the associated real property as of the date of the REIT's loan commitment or, in the case of a purchase of a mortgage, the date of the loan purchase commitment, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership, the Noncorporate Subsidiaries, and any qualified REIT subsidiary). See "Possible Legislative or Other Actions Affecting Tax Consequences."

     For purposes of the asset tests, the Company is deemed to own its proportionate share of the assets of the Operating Partnership and each Noncorporate Subsidiary, rather than its interests in those entities. At least 75% of the value of the Company's total assets has been and will be represented by real estate assets, cash and cash items (including receivables), and government securities. The Company, through the Operating Partnership, owns 100% of the nonvoting stock of the Manager and holds certain unsecured notes issued by the Manager. The Company does not own, directly or indirectly, any of the voting stock of the Manager and believes that the value of its ownership interest in the Manager does not exceed 5% of the value of its total assets. In addition, the Company has not owned, and will not own securities of any one issuer the value of which exceeds 5% of the value of the Company's total assets or more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership, the Noncorporate Subsidiaries, and any qualified REIT subsidiary). In addition, the Company will not acquire or dispose, or cause the Operating Partnership to acquire or dispose, of assets in the future in a way that would cause it to violate either asset test.

     If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(1) it satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by an acquisition of nonqualifying assets. If the condition described in clause (2) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

DISTRIBUTION REQUIREMENTS

     The Company, in order to avoid corporate income taxation of the earnings that it distributes, is required to distribute with respect to each taxable year dividends (other than capital gain dividends and retained capital gains) to its shareholders in an aggregate amount at least equal to (1) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (2) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for such year, (2) 95% of its REIT capital gain income for such year, and (3) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. The Company has made, and intends to continue to make, timely distributions sufficient to satisfy the annual distribution requirement. The Company may elect to retain and pay income tax on its long-term capital gains. Any such retained amount will be treated as having been distributed by the Company for purposes of the 4% excise tax described above.

     It is possible that, from time to time, the Company may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. Further, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. Therefore, the Company may have less cash than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of Preferred Shares or Common Shares.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement, for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

RECORDKEEPING REQUIREMENTS

     Pursuant to applicable Treasury Regulations, the Company must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. The Company has complied and intends to continue to comply with such requirements in the future.

FAILURE TO QUALIFY

     If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the Company's shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of the Company's current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

     As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. For purposes of determining whether distributions are made out of the Company's current or accumulated earnings and profits, the Company's earnings and profits will be allocated first to the Preferred Shares and then to the Common Shares. As used herein, the term "U.S. shareholder" means a holder of Offered Securities that for U.S. federal income tax purposes is (1) a citizen or resident of the U.S., (2) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (3) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (4) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. Distributions that are designated as capital gain dividends generally will be taxed as long-term capital (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his Offered Securities. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. The Company may elect to retain and pay income tax on its net long-term capital gains. In that case, the Company's shareholders would include in income their proportionate share of the Company's undistributed long-term capital gains. In addition, the shareholders would be deemed to have paid their proportionate share of the tax paid by the Company, which would be credited or refunded to the shareholders. Each shareholder's basis in his shares would be increased by the amount of the undistributed long-term capital gain included in the shareholder's income, less the shareholder's share of the tax paid by the Company.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Offered Securities, but rather will reduce the adjusted basis of such shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's Offered Securities, such distributions will be included in income as gains from the sale or exchange of a capital asset, assuming the Offered Securities are capital assets in the hands of the shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

     Taxable distributions from the Company and gain from the disposition of the Offered Securities will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Offered Securities (or distributions treated as such), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company has notified and will continue to notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

TAXATION OF SHAREHOLDERS ON THE DISPOSITION OF THE COMMON SHARES

     In general, any gain or loss realized upon a taxable disposition of the Offered Securities by a shareholder who is not a dealer in securities will be treated as capital gain or loss if the Offered Securities have been held as a capital asset. Such gain or loss will generally constitute long-term capital gain or loss and will be taxable at a rate of 20% if the Offered Securities have been held for more than 12 months. Otherwise, such gain will be taxed at the holder's regular marginal tax rate. However, any loss upon a sale or exchange of Offered Securities by a shareholder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Offered Securities may be disallowed if other Offered Securities are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

     The highest marginal individual income tax rate is 39.6%. The maximum tax rate on net capital gains applicable to noncorporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., depreciable real property) is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions designated by the Company as capital gain dividends and any retained capital gains that the Company is deemed to distribute, the Company may designate (subject to certain limits) whether such a distribution is taxable to its noncorporate stockholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Company reports and will continue to report to its U.S. shareholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their nonforeign status to the Company. The Service has issued final regulations regarding the backup withholding rules as applied to Non-U.S. Shareholders. Those regulations alter the current system of backup withholding compliance and will be effective for distributions made after December 31, 1998. See "--Taxation of Non-U.S. Shareholders."

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Offered Securities with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7),
(9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's shares is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's stock only if (1) the UBTI Percentage is at least 5%, (2) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and (3) the Company is a "pension-held" REIT (i.e., either (A) one pension trust owns more than 25% of the value of the Company's shares or (B) a group of pension trusts individually holding more than 10% of the value of the Company's shares collectively owns more than 50% of the value of the Company's shares).

Because the Ownership Limitation prohibits any pension trust from owning more than 8.5% of the Common Shares or more than 9.8% of any class or series of the Preferred Shares, the Company should not be a "pension-held" REIT.

TAXATION OF NON-U.S. SHAREHOLDERS

     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE OFFERED SECURITIES, INCLUDING ANY REPORTING REQUIREMENTS.

     Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gains dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Offered Securities is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a non-U.S. corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. The Service has issued final regulations that modify the manner in which the Company complies with the withholding requirements. Those regulations are effective for distributions made after December 31, 1998. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Offered Securities, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Offered Securities, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. Amounts so withheld, however, are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

     The Company is required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate shareholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated by the Company as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Shareholder upon a sale of his Common Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-

U.S. persons. However, because the Offered Securities will be publicly traded, no assurance can be given that the Company is or will continue to be a "domestically controlled REIT." In addition, a Non-U.S. Shareholder that owned, actually or constructively, 5% or less of the Common Shares or Preferred Shares at all times during a specified testing period will not be subject to tax under FIRPTA if the Common or Preferred Shares, as applicable, are "regularly traded" on an established securities market. Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (1) investment in the Offered Securities is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (2) the Non-U.S. Shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Offered Securities were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

     The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect an investment in the Company. For example, a proposal issued by President Clinton on February 2, 1998, if enacted into law, may adversely affect the ability of the Company to expand the present activities of its management subsidiaries. It cannot be predicted whether, when, it what forms, or with what effective dates, the tax laws applicable to the Company or an investment in the Company will be changed.

OTHER TAX CONSEQUENCES

     The Company, the General Partner, the Operating Partnership, the Manager, a Noncorporate Subsidiary, or the Company's shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business, or reside. Such state and local tax treatment may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

     In particular, the state of Texas imposes a franchise tax upon corporations and limited liability companies that do business in Texas, including REITs that are organized as corporations. While the trust is organized as a Maryland real estate investment trust and is therefor not subject to the Texas franchise tax, it owns, directly or indirectly, certain qualified REIT subsidiaries and limited liability companies that are subject to the tax. The Texas franchise tax imposed on a corporation doing business in Texas generally is equal to the greater of (1) .25% of "taxable capital" (generally, financial accounting net worth with certain adjustments) apportioned to Texas; or (2) 4.5% of "taxable earned surplus" (generally, federal taxable income with certain adjustments) apportioned to Texas. A corporation's taxable capital and taxable earned surplus are apportioned to Texas based upon a fraction, the numerator of which is the corporation's gross receipts from business transacted in Texas and the denominator of which is the corporation's gross receipts from all sources.

TAX ASPECTS OF THE OPERATING PARTNERSHIP AND THE NONCORPORATE SUBSIDIARIES

     The following discussion summarizes certain federal income tax considerations applicable to the Company's direct or indirect investment in the Operating Partnership and the Noncorporate Subsidiaries (each of the Operating Partnership and the Noncorporate Subsidiaries is referred to herein as a "Partnership"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

CLASSIFICATION AS A PARTNERSHIP

     The Company will be entitled to include in its income its distributive share of each Partnership's income and to deduct its distributive share of each Partnership's losses only if each Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An entity will be classified as a partnership rather than as a corporation for federal income tax purposes if the entity is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the "Check-the-Box Regulations") and is not a "publicly traded" partnership.

     In general, under the Check-the-Box Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The federal income tax classification of an entity that was in existence prior to January 1, 1997, such as the Partnerships, will be respected for all periods prior to January 1, 1997 if (1) the entity had a reasonable basis for its claimed classification, (2) the entity and all members of the entity recognized the federal tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (3) neither the entity nor any of its members was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination. Each Partnership in existence on January 1, 1997 reasonably claimed partnership classification under the Treasury Regulations relating to entity classification in effect prior to January 1, 1997, and such classification should be respected for federal income tax purposes. In addition, no Partnership was notified by a taxing authority on or before May 8, 1996 that its classification was under examination. The Partnerships intend to continue to be classified as partnerships and no Partnership will elect to be treated as an association taxable as a corporation for federal income tax purposes under the Check-the-Box Regulations. The Company has represented that to the best of its knowledge, each Partnership will be treated as a "partnership" for federal income tax purposes.

     A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "-- Requirements for Qualification--Income Tests." The U.S. Treasury Department has issued regulations (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership qualifies for the Private Placement Exclusion. If a Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, such Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

     If for any reason one of the Partnerships were taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company likely would not be able to qualify as a REIT. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests" and "-- Requirements for Qualification--Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations--Requirements for Qualification--Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

INCOME TAXATION OF THE PARTNERSHIPS AND THEIR PARTNERS

     Partners, not Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, the Company will be required to take into account its allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with the taxable year of the Company, without regard to whether the Company has received or will receive any distribution from such Partnership.

     Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

     Tax Allocations with Respect to Contributed Properties.  Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by section 704(c) of the Code and outlining several reasonable allocation methods. The Operating Partnership generally has elected to use the traditional method for allocating Code section 704(c) items with respect to the Properties it acquires in exchange for Units.

     Under the Operating Partnership Agreement, depreciation or amortization deductions of the Operating Partnership generally are allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Code section 704(c) to use a method for allocating tax depreciation deductions attributable to the Properties that results in the Company receiving a disproportionately large share of such deductions. In addition, gain on the sale of a Property contributed to the Operating Partnership in exchange for Units will be specially allocated to the contributor to the extent of any "built-in" gain with respect to such Property for federal income tax purposes. Depending on the allocation method elected under Code section 704(c), it is possible that the Company may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed Properties than would be allocated to the Company if such Properties were to have a tax basis equal to their fair market value at the time of contribution and may be allocated taxable gain in the event of a sale of such contributed Properties in excess of the economic profit allocated to the Company as a result of such sale. These allocations may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirement, although the Company does not anticipate that this event will occur. The foregoing principles also will affect the calculation of the Company's earnings and profits for purposes of determining which portion of the Company's distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of the Company's distributions being taxed as a dividend than would have occurred had the Company purchased the Properties for cash.

     Basis in Operating Partnership Interest. The Company's adjusted tax basis in its partnership interest in the Operating Partnership generally is equal to
(1) the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (2) increased by (A) its allocable share of the Operating Partnership's income and (B) its allocable share of indebtedness of the Operating Partnership, and (3) reduced, but not below zero, by (A) the Company's allocable share of the Operating Partnership's loss and (B) the amount of cash distributed to the Company, including constructive cash distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

     If the allocation of the Company's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of the Company's partnership interest in the Operating Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Company's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to the Company. Such distributions and constructive distributions normally will be characterized as capital gain, and, if the Company's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

SALE OF THE OPERATING PARTNERSHIP'S OR A NONCORPORATE SUBSIDIARY'S PROPERTY

     Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by a Partnership on the disposition of the Properties contributed to the Partnership in exchange for partnership interests therein will be allocated first to the contributor under section 704(c) of the Code to the extent of the contributor's "built-in gain" on those Properties for federal income tax purposes. The contributors' "built-in gain" on the Properties sold will equal the excess of the contributors' proportionate share of the book value of those Properties over the contributors' tax basis allocable to those Properties at the time of the sale. Any remaining gain recognized by a Partnership on the disposition of the contributed Properties, and any gain recognized upon the disposition of the Properties acquired by a Partnership for cash, will be allocated among the partners in accordance with their respective percentage interests in the Partnership. The Bylaws of the Company provide that any decision to sell any real estate asset in which a trustee, or officer of the Company, or any Affiliate of the foregoing, has a direct or indirect interest, will be made by a majority of the Trustees including a majority of the Independent Trustees.

     The Company's share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations--Requirements For Qualification--Income Tests" above. The Company, however, does not presently intend to acquire or hold or to allow a Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company's or the Partnership's trade or business.

MANAGER

     The Operating Partnership owns 100% of the nonvoting stock of the Manager, which stock represents in the aggregate a 95% economic interest in the Manager. The Operating Partnership also holds notes issued by the Manager in the aggregate initial principal amount of $34.75 million. By virtue of its ownership of the Operating Partnership, the Company is considered to own its pro rata share of such stock and notes.

     As noted above, for the Company to qualify as a REIT the value of the equity and debt securities of the Manager held, directly or indirectly, by the Company may not exceed 5% of the total value of the Company's assets. In addition, the Company may not own, directly or indirectly, more than 10% of the voting stock of the Manager. The Company does not own, directly or through the Operating Partnership, any of the voting securities of the Manager. In addition, the Company believes that the value of the equity and debt securities of the Manager is significantly less than 5% of the total value of its assets. However, if the Service were to successfully challenge these determinations and conclude that the value of the equity and debt securities of the Manager exceeded 5% of the total assets of the Company, the Company likely would fail to qualify as a REIT. See "--Possible Legislative or Other Actions Affecting Tax Consequences."

     The Manager is organized as a corporation and pays federal, state and local income taxes on its taxable income at normal corporate rates. Any such taxes reduce amounts available for distribution by the Manager, which in turn reduce amounts available for distribution to the Company's shareholders.

                              PLAN OF DISTRIBUTION

     This Prospectus relates to the offer and sale from time to time of up to an aggregate of 1,600,000 Common Shares by the Company. Such shares include the 1,100,000 Common Shares (the "UBS Purchase Shares") initially purchased by UBS-LB pursuant to the UBS Purchase Agreement between the Company and UBS-LB. Up to 500,000 additional Common Shares may be issued by the Company to UBS-LB (the "UBS Settlement Shares") from time to time until February 2, 1999, pursuant to the UBS Forward Agreement to settle some or all of the Company's obligations under the UBS Forward Agreement.

     Under the UBS Purchase Agreement, the UBS Purchase Shares were sold to UBS-LB at $27 per share. An initial placement fee of 2.0% of the gross proceeds or $594,000 has been paid to UBS-LB or its affiliates pursuant to the UBS Forward Agreement. A description of the terms of the UBS Forward Agreement is set forth above at "Risk Factors - Potential Dilution of Capital Stock or Decrease of Liquidity in Connection with Settlement of the UBS Forward Agreement." The UBS Forward Agreement provides for certain purchase price adjustments that essentially guarantee a return to UBS-LB equal to LIBOR plus 135 basis points. To the extent that the UBS Forward Agreement is settled in Common Shares, UBS-LB will be entitled to receive a maturity placement fee equal to 1.00% of the Forward Price times the number of shares delivered in the settlement.

     The sale or distribution of all or any portion of the Common Shares may be effected from time to time by UBS-LB or any of its broker-dealer affiliates, who may sell Common Shares through brokers or dealers or in a distribution by one or more additional underwriters on a firm commitment or best efforts basis, on the NYSE, in the over-the-counter market, on any other national securities exchange on which shares of the Common Stock are listed or traded, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Except as described above with respect to the 1,100,000 Common Shares initially purchased by UBS-LB pursuant to the UBS Purchase Agreement, we will not receive any proceeds from sales of the Common Shares.

     In effecting sales, brokers or dealers engaged by UBS-LB may arrange for other brokers or dealers to participate. Any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time. UBS-LB may from time to time deliver all or a portion of the Common Shares to cover a short sale or sales or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position.

     In connection with a sale of any Common Shares, the following information will, to the extent then required, be provided in the Prospectus Supplement relating to such sale or in a post-effective amendment to the Registration Statement of which this Prospectus is a part: the number of Common Shares to be sold; the purchase price; the public offering price; the method of distribution; the name of any underwriter, agent or broker-dealer; and any applicable commissions, discounts, or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

     UBS-LB and any broker-dealers participating in the distribution of the Common Shares are "underwriters" within the meaning of the Securities Act and any profit on the sale of the Common Shares by any of them, together with the return to UBS-LB and the placement fees described above, will be regarded as underwriting commissions under the Securities Act. UBS-LB is entitled, under agreements with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     We will pay all reasonable expenses in connection with the registration of the Common Shares. The applicable underwriter will be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) due to a third party with respect to any disposition, sale or transfer of the Common Shares, and legal, accounting and other expenses incurred by it.

     In connection with the sale or distribution of the Common Shares, the rules of the Commission permit any underwriter to engage in certain transactions that stabilize the price of the Common Stock. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

     If any underwriter creates a short position in the Common Stock in connection with the sale or distribution of the Common Shares -- i.e., if the underwriter sells more shares of Common Stock than are set forth on the cover page hereof, such underwriter may reduce that short position by purchasing Common Stock in the open market.

     Any managing underwriter(s) may also impose a penalty bid on certain underwriters and selling group members. This means that, if any managing underwriter purchases Common Stock in the open market to reduce any underwriter's short position, or to stabilize the price of the Common Stock, such managing underwriter may reclaim the amount of the selling concession from any such underwriters and selling group members who sold those Common Shares.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither we nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the Common Stock. In addition, neither we nor any underwriter makes any representation that any underwriter will engage in any such transaction or that any such transaction, once commenced, will not be discontinued without notice.

     In order to comply with the securities laws of certain states, if applicable, the Common Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

                                 LEGAL OPINIONS

     The legality of the Securities will be passed upon by Akin, Gump, Strauss, Hauer & Feld, L.L.P., who will rely on Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, as to certain matters of Maryland law.

                                    EXPERTS

     The consolidated and combined financial statements of the Company as of December 31, 1997 and 1996 and for the year ended December 31, 1997 and the period October 22, 1996 (inception of operations) to December 31, 1996, and the Predecessor Company (as defined therein) for the period January 1, 1996 through October 21, 1996, and the year ended December 31, 1995, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the combined statements of revenue and certain operating expenses of the Silicon Valley Properties and the Newport National Properties and the statement of revenue and certain operating expenses of the Carrara Place Property included in the Company's Current Report on Form 8-K, filed February 10, 1998, and the combined statement of revenues and certain operating expenses of the Willow Oaks Properties and the statement of revenues and certain operating expenses of the Ordway Property included in the Company's Current Report on Form 8-K, filed October 9, 1998, all incorporated by reference in this Prospectus, have been incorporated herein in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants given on the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from our web site at http://www.pplinc.com or at the SEC's web site at http://www.sec.gov.

     We filed a Registration Statement on Form S-3 to register the Common Shares with the SEC. This Prospectus is a part of that Registration Statement. As allowed by SEC rules, this Prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, 15(d) of the Exchange Act from the date of the initial filing of the Registration Statement until our offering is completed.

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998; and

     3. The Company's Current Reports on Form 8-K filed on January 15, 1998, February 10, 1998, February 17, 1998, February 25, 1998, July 1, 1998
         and October 9, 1998.

     4. The description of the Common Shares contained in the Company's Registration Statement on Form 8-A, filed on October 17, 1996, under the Exchange Act, including any reports filed under the Exchange Act for the purpose of updating such description.

     5. The description of the Series B Junior Preferred Shares contained in the Company's Registration Statement on Form 8-A filed on February 17, 1998, as amended by the Company's Registration Statement of Form 8-A/A filed on March 10, 1998, including any reports filed under the Exchange Act for the purpose of updating such description.

         You may request a copy of these filings, at no cost, by writing or telephoning:

         Prentiss Properties Trust
         3890 W. Northwest Highway, Suite 400
         Dallas, Texas
         (214) 654-0886

         You should rely on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have authorized no one to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of the document.

PROSPECTUS SUPPLEMENT

(To Prospectus dated _____________, 1998)

                           PRENTISS PROPERTIES TRUST
                     3890 W. NORTHWEST HIGHWAY, SUITE 400
                             DALLAS, TEXAS  75220
                                (214) 654-0886

                              ____________ SHARES
                     COMMON SHARES OF BENEFICIAL INTEREST



     This Prospectus Supplement and the accompanying Prospectus relate to the offer and sale of up to _____________ common shares of beneficial interest, par value $.01 per share (the "Common Shares"), of Prentiss Properties Trust (the "Company"). Sales of the Common Shares are being effected by us in connection with settlement of the UBS Forward Agreement, with UBS AG, London Branch, acting through its agent Warburg Dillon Read LLC, ("UBS-LB"), as described in the accompanying Prospectus.

    The sale of the Common Shares will be effected through the broker-dealer affiliates of UBS-LB, who will sell the Common Shares through brokers or dealers or in a distribution by one or more additional underwriters on a firm commitment or best efforts basis, on the New York Stock Exchange, in the over-the-counter market, on any other national securities exchange on which the Common Shares are listed or traded, in privately negotiated transactions or otherwise. The Common Shares will be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     We will use the net proceeds, if any, from the sale of the Common Shares to settle the UBS Forward Agreement. See "Use of Proceeds" in the accompanying Prospectus.

     The Common Shares are listed on the New York Stock Exchange under the symbol "PP." On ___________, ____, the last reported sale price of our common stock on the New York Stock Exchange was $______ per share. No fee or commission paid in connection with a sale will be in excess of $_____. No discount will be in excess of $____.

     UBS-LB and the broker-dealers participating in the distribution of the Common Shares are "underwriters" within the meaning of the Securities Act and any profit on the sale of the Common Shares by any of them, together with the returns to UBS-LB and the placement fees, if any, will be regarded as underwriting commissions under the Securities Act.

     SEE "RISK FACTORS" BEGINNING ON PAGE 1 OF THE ACCOMPANYING PROSPECTUS FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES + + COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON + + THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO + + WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

  The date of this Prospectus Supplement is ________________, 1998.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          The following sets forth the estimated expenses (other than underwriting discounts and commissions) in connection with the issuance and distribution of the securities being registered hereby:

     Securities and Exchange Commission registration fee............. $ 45,045
     New York Stock Exchange listing fee.............................    7,000
     Accounting fees and expenses....................................   19,000
     Blue Sky fees and expenses......................................    1,000
     Printing expenses...............................................    5,000
     Legal fees and expenses.........................................   40,000
     Miscellaneous...................................................    2,955
                                                                      --------
          TOTAL...................................................... $120,000
                                                                      ========

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

          The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

          The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as present or former shareholder. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

          The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received unless a court orders indemnification and then only for expenses. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          (a)  Exhibits

EXHIBIT
NUMBER                                 EXHIBITS
-------                                --------
*1.1   --   Purchase Agreement, dated February 2, 1998, between the Company, the
            Operating Partnership and UBS-LB.

*1.2   --   Forward Stock Contract, dated February 2, 1998, between the Company, the Operating Partnership and UBS-LB.

3.1    --   Form of Amended and Restated Declaration of Trust of the Company
            (filed as Exhibit 3.1 to the Company's Registration Statement on
            Amendment No. 1 of Form S-11, File No. 333-09863, and incorporated by reference herein).

3.2    --   Articles Supplementary to the Amended and Restated Declaration of
            Trust Classifying and Designating the Series A Preferred Shares
            (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed January 15, 1998 and incorporated by reference herein).

3.3    --   Articles Supplementary, dated February 17, 1998, Classifying and
            Designating a Series of Preferred Shares of Beneficial Interest as
            Junior Participating Cumulative Convertible Redeemable Preferred
            Shares of Beneficial Interest, Series B, and Fixing Distribution and
            Other Preferences and Rights of Such Shares (filed as Exhibit 3 to the Company's Registration Statement on Form 8-A filed on February
            17, 1998, File No. 000-23813).

3.4    --   Articles Supplementary, dated June 25, 1998, Classifying and
            Designating a Series of Preferred Shares of Beneficial Interest as
            Series B Cumulative Redeemable Perpetual Preferred Shares of
            Beneficial Interest and Fixing Distribution and Other Preferences and Rights of Such Shares (filed as Exhibit 3.5 to the Company's
            Form 10-Q filed on August 12, 1998, and incorporated by reference herein).

3.5    --   Bylaws of the Company (filed as Exhibit 3.2 to the Company's
            Registration Statement on Amendment No. 1 of Form S-11, File No.
            333-09863, and incorporated by reference herein).

4.1    --   Form of Common Shares Certificate (filed as Exhibit 4.1 to the
            Company's Registration Statement on Amendment No. 1 of Form S-11,
            File No. 333-09863, and incorporated by reference herein).

4.2    --   Rights Agreement, dated February 6, 1998, between the Company and
            First Chicago Trust Company of New York, as Rights Agent (filed as
            Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed on February 17, 1998 and incorporated by reference herein).

4.3    --   Form of Rights Certificate (included as Exhibit A to the Rights
            Agreement).

*5     --   Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

*8     --   Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding certain tax matters.

*23.1  --   Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
            Exhibits 5 and 8).

*23.2  --   Consent of Ballard Spahr Andrews and Ingersoll, LLP.

*23.3  --   Consent of PricewaterhouseCoopers LLP.

24     --   Power of Attorney (included on the signature page of the Company's
            Registration Statement on Form S-3, filed on April 2, 1998 and incorporated by reference herein).

---------------------

* Filed herewith.

  (b)   Financial Statement Schedules

        None

ITEM 17.  UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that the in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned registrant further hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement 333-49295 to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Dallas, state of Texas, on October 13, 1998.


                                    PRENTISS PROPERTIES TRUST



                                    By: /s/  Thomas F. August
                                       --------------------------------------
                                       Thomas F. August
                                       President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement 333-49295 has been signed below on October 13, 1998 by the following persons in the capacities indicated.


NAME                                 TITLE
----                                 -----


         *                           Chairman of the Board and Chief Executive
------------------------------       Officer (Principal Executive Officer)
Michael V. Prentiss



    /s/  Thomas F. August            President, Chief Operating Officer and
------------------------------       Trustee
Thomas F. August


         *                            Trustee
------------------------------
Thomas J. Hynes, Jr.


         *                            Trustee
------------------------------
Barry J.C. Parker


         *                            Trustee
------------------------------
Leonard M. Riggs, Jr.


         *                            Trustee
------------------------------
Ronald G. Steinhart


         *                            Trustee
------------------------------
Lawrence A. Wilson


         *                            Executive Vice President, Chief Financial
------------------------------        Officer and Treasurer (Principal
Mark R. Doran                         Financial Officer)

         *                            Executive Senior Vice President--Financial
------------------------------        Operations and Administration, and Chief
Richard J. Bartel                     Administrative Officer


     /s/ Thomas P. Simon              Vice President
------------------------------        (Chief Accounting Officer)
Thomas P. Simon


*By Thomas F. August
Attorney-in-Fact

     /s/ Thomas F. August
------------------------------